Exhibit 10.4

______________________________________________________________________________

LOAN AGREEMENT

Dated as of October 23, 2023

______________________________________________________________________________

IIP OPERATING PARTNERSHIP, LP

The Other Borrowers Party Hereto

The Other Obligors Party Hereto

______________________________________________________________________________

EAST WEST BANK,

as Agent

______________________________________________________________________________

EAST WEST BANK,

as Sole Lead Arranger and Sole Bookrunner

______________________________________________________________________________

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Table of Contents

(continued)

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Table of Contents

(continued)

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LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Assignment
Exhibit B	Notice of Borrowing
Exhibit C	Assignment Notice
Exhibit D	[Reserved]
Exhibit E-1	Form of U.S. Tax Compliance Certificate
Exhibit E-2	Form of U.S. Tax Compliance Certificate
Exhibit E-3	Form of U.S. Tax Compliance Certificate
Exhibit E-4	Form of U.S. Tax Compliance Certificate

Schedule 1.1	Commitments of Lenders
Schedule 9.1.16	Litigation
Schedule 9.1.24	Subsidiary Guarantors
Schedule 9.1.32	Ownership and Control of Borrowers
Schedule 10.2.17	Existing Affiliate Transactions

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LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”)is dated as of October 23, 2023, among IIP Operating Partnership, LP, a Delaware limited partnership (the “Company” and together with any other Person that joins this Agreement as a Borrower in accordance with the terms hereof, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the financial institutions party to this Agreement from time to time as Lenders, and East West Bank (“EWB”), as agent for the Lenders (in such capacity, “Agent”).

SECTION 1.        DEFINITIONS; RULES OF CONSTRUCTION

1.1               Definitions. As used herein, the following terms have the meanings set forth below:

“Acquisition”: a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of a Borrower or Subsidiary Guarantor with another Person.

“Affiliate”: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent”: as defined in Introductory Paragraph.

“Agent Indemnitees”: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

“Agent Professionals”: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

“Agreement” as defined in Introductory Paragraph.

“Allocable Amount”: as defined in Section 5.3.3(b).

“Anti-Corruption Laws”: means any law of any jurisdiction applicable to any Borrower, Guarantor or their respective Affiliates or Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws”: any law of any jurisdiction applicable to any Borrower, Guarantor or their respective Affiliates or Subsidiaries relating to terrorism or money laundering, including the Patriot Act.

“Applicable Law”: all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities, but specifically excluding any Non-Applicable Laws (as defined in the Rider attached to this Agreement).

“Applicable Margin”: means, as of any date of determination, the applicable margin set forth in the following table that corresponds to the Average IM Deposits for the most recently completed month; provided, that for the period from the Closing Date through and including October 31, 2023, the Applicable Margin shall be set at the margin in the row styled “Level IV”; provided further, that any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row styled “Level IV”:

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Level	Average IM Deposits	Applicable Margin
I	Less than $15,000,000	2.00 percentage points
II	$15,000,000 or more but less than $35,000,000	1.50 percentage points
III	$35,000,000 or more but less than $75,000,000	1.00 percentage points
IV	More than $75,000,000	0.50 percentage points

The Applicable Margin shall be re-determined as of the first day of each month.

“Applicable Prepayment Premium”: means, as of any date of determination, an amount equal to: (i) during the period from the Closing Date through but not including the twelve month anniversary of the Closing Date, 0.75% multiplied by the Facility I Revolver Commitments on the date immediately prior to the date of determination and (ii) $0 at all times thereafter.

“Applicable Revolver Reduction Premium” means, as of any date of determination, an amount equal to: (i) during the period from the Closing Date through but not including the twelve month anniversary of the Closing Date, 0.75% multiplied by the amount of the reduction of the Facility I Revolver Commitments on such date and (ii) $0 at all times thereafter.

“Approved Fund”: any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities.

“Assignment”: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise reasonably satisfactory to Agent.

“Average IM Deposits”: The daily average, in any one month of determination, of unrestricted deposits maintained in EWB and subject to Agent’s Lien.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code”: Title 11 of the United States Code.

“Base Rate”: means the Prime Rate quoted in the “Money Rates” section of the Wall Street Journal (Western Edition) (rounded to two decimal places) which is based on the base rate on corporate loans at large U.S. money center commercial banks, in the event the Wall Street Journal ceases to publish the Prime Rate, the base, reference or other rate then designated by EWB for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto (and, if any such announced rate is below zero, then the rate determined shall be deemed to be zero). The effective interest rate applicable to Loans shall change on the date of each change in the Wall Street Journal Prime Rate.

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“Beneficial Ownership Certification”: means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially in form and substance reasonably satisfactory to Agent or Lender, as applicable.

“Beneficial Ownership Regulation”: means 31 C.F.R. § 1010.230.

“Board of Governors”: the Board of Governors of the Federal Reserve System.

“Borrowed Money”: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) letter of credit reimbursement obligations; and (d) guaranties of any of the foregoing owing by another Person, provided, however, that the term “Borrowed Money” shall not include any earnouts, holdbacks, defeased debt, interest, prepayment premium or make whole payments, unless the same are due and owing and have not been paid as of the date of determination.

“Borrower” and “Borrowers”: as defined in Introductory Paragraph.

“Borrower Agent”: as defined in Section 4.4.

“Borrower Materials”: Borrowing Base Reports, Compliance Certificates and other information, reports, financial statements and other materials delivered by Borrowers hereunder, as well as other Reports and information provided by Borrowers to Agent that is delivered by Agent to the Lenders.

“Borrowing”: a group of Loans that are made together on the same day and have the same interest option.

“Borrowing Base Report”: a report of the Facility I Revolver Borrowing Base, in form and substance satisfactory to Agent in its Permitted Discretion.

“Business Day”: any day other than a Saturday or a Sunday or any day on which commercial banks in Los Angeles, California, are authorized or required to close.

“Capital Lease”: any lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Lease Obligations”: means, of a Person, the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Collateral”: cash delivered to Agent to Cash Collateralize any Obligations, and all interest, dividends, earnings and other proceeds relating thereto.

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“Cash Collateralize”: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to 105% with respect to any inchoate, contingent or other Obligations, Agent’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateralization” has a correlative meaning.

“Cash Equivalents”: on any day: (a) any evidence of debt issued by the United States government, or guaranteed as to the timely payment of principal and interest by the United States government, and maturing twelve (12) months or less after that day; (b) commercial paper issued by a corporation (other than a corporation in which any Borrower or any Subsidiary Guarantor has a direct or indirect interest) organized under the laws of any state of the United States of America or of the District of Columbia, rated A-1 by Standard and Poor’s Ratings Service or the equivalent rating by another nationally-recognized ratings service acceptable to Agent and having a stated maturity date nine (9) months or less after its issue date; (c) any certificate of deposit or banker’s acceptance issued by a commercial bank that is a member of the Federal Reserve System and has a combined unimpaired capital and surplus and unimpaired undivided profits of not less than $500,000,000, and maturing not more than twelve (12) months after that day; and (d) any repurchase agreement (i) entered into with any Federal Reserve System member commercial bank of the size referred to in clause (c) above, (ii) secured by any obligation of the type described in any of clauses (a)-(c) above and (iii) having a market value on its date of at least one hundred percent (100%) of the repurchase obligation of that commercial bank.

“CERCLA”: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

“Change in Law”: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

“Change of Control”: means a transaction or a series of transactions in which (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, in the aggregate of 50% or more of the ordinary voting power of the Parent, (ii) Parent ceases to own: (a) 100% of the Equity Interests of IIP-GP 2 LLC, a Delaware limited liability company and (b) 1% of the general partnership interest of Borrower Agent and (iii) Borrower Agent ceases to own 100% of the Equity Interests of each Subsidiary Guarantor; provided, however, that changes in the composition of the board of directors of Parent from time to time shall not constitute a Change of Control.

“Claims”: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and out of pocket expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and out of pocket expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

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“Closing Date”: means the date of the making of the initial Facility I Revolver Loan under this Agreement.

“Code”: the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral”: (a) all of the collateral covered by the Security Instrument, this Agreement or any other Loan Document, and (b) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

“Commitment”: for any Lender, the aggregate amount of such Lender’s Facility I Revolver Commitment. “Commitments” means the aggregate amount of all Facility I Revolver Commitments.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

“Company”: as defined in Introductory Paragraph.

“Compliance Certificate”: a certificate, in form and substance satisfactory to Agent in its Permitted Discretion, by which Borrowers certify compliance with Section 10.3 and the Loan to Value Requirement set forth in Section 10.1.16.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

“Contingent Obligation”: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another Person (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.

“CWA”: the Clean Water Act (33 U.S.C. §§ 1251 et seq.) as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

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“Debt”: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including capital leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

“Debt Service Global” means for any period, without duplication, the sum of all regularly scheduled principal and interest payments due and payable in cash on all Debt of the Parent and its Subsidiaries for such period.

“Debt Service Portfolio”: the sum of all principal and interest payments that would be due and payable projected over a twelve (12) month period with respect to a loan in the principal amount equal to the aggregate principal amount of the Loans then outstanding, assuming (a) a twenty-five (25) year amortization period and (b) an interest rate per annum equal to the dollar weighted average actual interest rate for the outstanding Loans then in effect.

“Debt Service Coverage Ratio Global” means the ratio, as of any date, of (a) EBITDA of Parent and its Subsidiaries for the four fiscal quarters ended most recently as of such date, to (b) Debt Service Global for the four fiscal quarters ended most recently as of such date.

“Debt Service Coverage Ratio Portfolio”: means, the ratio, as of any date, for any period and as calculated by Agent in its discretion, of (i) Net Operating Income with respect to the Eligible Leasing Real Property in the Facility I Revolver Borrowing Base, to (ii) Debt Service Portfolio with respect to Facility I Revolver Loans for the applicable period.

“Default”: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

“Default Rate”: for any Obligation (including, to the extent permitted by law, interest not paid when due), 5% plus the interest rate otherwise applicable thereto.

“Defaulting Lender”: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three (3) Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

“Deposit Account Control Agreement”: control agreement reasonably satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien on such account.

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“Distribution”: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

“Disqualified Assignee” means, on any date, (a) any Person designated by Borrower Agent as a “Disqualified Assignee” by written notice delivered to Agent prior to the date hereof, and (b) those Persons who are direct competitors of the Borrowers identified in writing by Borrower Agent to Agent from time to time, subject to the written consent of Agent; provided, that “Disqualified Assignees” shall exclude any Person that Borrower Agent has designated as no longer being a “Disqualified Assignee” by written notice delivered to Agent from time to time; provided further, that in connection with any assignment or participation, the Assignee or Participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of a Borrower or its Subsidiaries, shall not be deemed to be a Disqualified Assignee for the purposes of this definition.

“Dollars”: lawful money of the United States.

“EBITDA” means, with respect to any fiscal period and with respect to Parent and its Subsidiaries, determined in each case, on a consolidated basis in accordance with GAAP, net income (or loss), before interest expense, taxes, depreciation, amortization, reserves for current expected credit losses, stock compensation, unrealized gains or losses on loans held at fair value, provisions for gains and losses on properties, and other non-cash items, including, without limitation, increases in deferred taxes and other non-cash items (other than, for the avoidance of doubt, the accrual of revenue in accordance with generally accepted accounting principles), depreciation and amortization with respect to interests in joint venture and partially owned entity investments, the effect of any charge resulting from a change in accounting principles in determining net income for such period, amortization of deferred charges, unusual and/or non-recurring items deducted in the calculation of net income, the amount of fees, costs and expenses incurred in connection with any acquisition, any disposition, any investment, any incurrence, issuance, repayment, amendment or modification of Debt (including make-whole amounts, prepayment premiums and similar amounts) or any issuance, redemption or other retirement of equity interests during such period and the amount of (a) any restructuring, impairment and/or settlement charges and expenses, (b) any casualty or condemnation event and (c) any losses, charges and expenses in respect of discontinued operations, in each case for such fiscal period.

“EEA Financial Institution”: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee”: (a) a Lender, Affiliate of a Lender or Approved Fund; (b) an assignee approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two (2) Business Days after written notice of the proposed assignment) and Agent; or (c) during an Event of Default, any Person acceptable to Agent. So long as no Event of Default has occurred and is continuing, no assignment may be made to a Disqualified Assignee.

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“Eligible Leasing Real Property”: means Leasing Real Property owned by a Subsidiary Guarantor submitted by Borrower Agent for inclusion in Facility I Revolver Borrowing Base, that Agent, in its Permitted Discretion, shall deem eligible for inclusion in the calculation of the Facility I Revolver Borrowing Base pursuant to the terms hereof and once deemed Eligible Leasing Real Property, shall remain as such unless one of the exclusions in the following sentence of this definition of “Eligible Leasing Real Property” applies. Without limitation, Eligible Leasing Real Property shall not include: (a) any Leasing Real Property with respect to which a complete and correct copy of the applicable Lease has not been delivered to Agent, (b) any Leasing Real Property with respect to which the tenant thereon is an Obligor or an Affiliate of any Obligor, or is Controlled by an Obligor, except as otherwise approved by Agent, (c) any Leasing Real Property with respect to which any amounts owing under the applicable Lease are more than thirty (30) days past due under the terms thereof or any other material default has occurred and is continuing thereunder, (d) any Leasing Real Property that has not fulfilled the Eligible LRP Conditions, (e) any Leasing Real Property subject to a Lien other than Liens in favor of Agent and Permitted Liens, (f) [reserved], (g) any Leasing Real Property to the extent the value assigned to the same under the Facility I Revolver Borrowing Base exceeds 25% of the Facility I Revolver Borrowing Base as of the date of determination, but only to the extent of the excess of such percentage; provided, that in each case, the amount of such exclusion because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Leasing Real Property prior to giving effect to any eliminations based upon the foregoing concentration limit, (h) any Leasing Real Property where a material violation of Applicable Law (including Cannabis Laws) has occurred and is continuing thereunder with respect to the operations being conducted on the same, (i) any Leasing Real Property otherwise excluded from the Facility I Revolver Borrowing Base in accordance with the terms hereof, and (j) any Leasing Real Property that is located in New York, unless Borrower Agent pledges 100% of the Equity Interests of the Subsidiary Guarantor that owns such Leasing Real Property in New York pursuant to a pledge and security agreement, in form and substance reasonably satisfactory to Agent, provided that it is expressly understood that such restriction shall not apply to and no pledge of any Equity Interests shall be required for any Leasing Real Property that is not located in New York, nor shall such a pledge be required as part of the Eligible LRP Conditions.

“Eligible LRP Conditions”: means the fulfillment of the following conditions:

(a)       Borrowers must provide to Agent, in form and substance reasonably acceptable to Agent in its Permitted Discretion, the Security Instruments in respect of the Leasing Real Property that Borrowers or a Subsidiary Guarantor would like to include as Eligible Leasing Real Property;

(b)       Borrowers must provide (and cause each Subsidiary Guarantor, if applicable, to provide) to Agent, (i) in form and substance reasonably acceptable to Agent, the Environmental Reports; and (ii) copies of all other material environmental documents prepared, adopted, certified or filed by or with any Governmental Authority in connection with the Leasing Real Property that Borrowers or a Subsidiary Guarantor would like to include as Eligible Leasing Real Property, including any initial study or environmental impact report, prepared, adopted, certified or filed by or with any Governmental Authority, to the extent in a Borrower’s or a Subsidiary Guarantor’s possession;

(c)       Borrowers must have completed its flood review process, and received evidence of compliance, satisfactory to Agent in Agent’s Permitted Discretion, with Agent’s requirements, policies and procedures, as well as any Applicable Law, with respect to flood-related matters in respect of the Leasing Real Property that Borrowers or a Subsidiary Guarantor would like to include as Eligible Leasing Real Property;

(d)       Agent must have received evidence acceptable to Agent in its Permitted Discretion that the Leasing Real Property that Borrowers or a Subsidiary Guarantor would like to include as Eligible Leasing Real Property is subject to no prior Lien, excepting only Permitted Liens;

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(e)       Agent has obtained subordination, nondisturbance and attornment agreements and estoppels with respect to the Leases relating to the Leasing Real Property that Borrowers or a Subsidiary Guarantor would like to include as Eligible Leasing Real Property, in form and substance reasonably satisfactory to Agent, executed by the applicable Subsidiary Guarantor that is the landlord under such Lease; and

(g)       Borrowers must provide to Agent any other relevant documentation or information with respect to Borrowers, the applicable Subsidiary Guarantor(s) and the applicable Leasing Real Property that may be reasonably requested by Agent in its Permitted Discretion for underwriting approval, consistent with the terms of this Agreement (including the scope of the Collateral) and the spirit of the transactions contemplated hereby, including the final version of any recent investment memorandum used by an Obligor in connection with the Leasing Real Property being proposed as Eligible Leasing Real Property.

(h)       Borrowers shall, within 60 days (or such longer period as agreed to in writing by Agent in its sole discretion) of the applicable Subsidiary of Borrower becoming a Subsidiary Guarantor, cause the applicable Subsidiary Guarantor to deliver a Deposit Account Control Agreement for all of the Operating Accounts maintained by such Subsidiary Guarantor with EWB.

“Enforcement Action”: any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.

“Environmental Laws”: Applicable Laws (including programs, permits and guidance promulgated by regulators) related to the protection or pollution of the environment, including CERCLA, RCRA and CWA.

“Environmental Liability”: any claim, demand, obligation, cause of action, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, diminution in value or any other cost or reasonable expense whatsoever, including reasonable, out-of-pocket attorneys’ fees and disbursements, resulting from the presence or use of Hazardous Substances, the violation or alleged violation of any Environmental Law, or the imposition of any Environmental Lien.

“Environmental Lien”: a Security Interest in favor of any Person for: (a) any liability under an Environmental Law; or (b) damages arising from or costs incurred by such Person in response to any actual or threatened Environmental Release.

“Environmental Report”: the Phase I Environmental Site Assessment prepared by a Person reasonably acceptable to Agent, including any Phase I Environmental Site Assessment heretofore delivered to Agent by or on behalf of any Borrower or Subsidiary Guarantor with respect to the Leasing Real Property.

“Environmental Release”: a release as defined in CERCLA or under any other Environmental Law.

“Equipment”: means all furniture, fixtures, equipment and personal property owned by any Obligor and located or to be located in or on, and used in connection with the management, maintenance or operation of, the Leasing Real Property.

“Equity Interest”: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

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“ERISA”: the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

“ERISA Affiliate”: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

“Event of Default”: as defined in Section 11.1.

“EWB”: as defined in Introductory Paragraph.

“EWB Indemnitees”: EWB and its officers, directors, employees, Affiliates, agents and attorneys.

“Excluded Hedge Obligation” means, with respect to any Guarantor, any Hedge Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedge Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Hedge Obligation.  If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Swap Obligation”: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

“Excluded Taxes”: means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 13.4) or (ii) changes its Lending Office, unless amounts with respect to such Taxes were payable to such Lender’s assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.2; and (d) withholding Taxes imposed pursuant to FATCA.

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“Extraordinary Expenses”: all reasonable, documented out-of-pocket costs, expenses or advances that Agent or any Lender incurs in connection with the exercise of Agent’s or any Lender’s rights under the Loan Documents during an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

“Facility I Guarantor”: any Guarantor that owns Facility I Loan Collateral.

“Facility I Loan”: any Facility I Revolver Loan.

“Facility I Loan Collateral” means all Leasing Real Property owned by an Obligor and submitted for inclusion under the Facility I Revolver Borrowing Base at any time and pledged as security for the Loans advanced hereunder.

“Facility I Loan Rate”: means, a rate per annum equal to the greater of: (a) the Base Rate in effect from time to time, plus the Applicable Margin and (b) 9.00%.

“Facility I Maturity Date”: means, the Maturity Date.

“Facility I Revolver Availability”: equals the Facility I Revolver Borrowing Base minus the Facility I Revolver Usage.

“Facility I Revolver Borrowing Base”: on any date of determination, an amount equal to fifty percent (50%) of the aggregate consideration paid by Obligors for all Eligible Leasing Real Property that is Facility I Loan Collateral, and improvement costs in connection therewith, as of such date.

“Facility I Revolver Commitment”: for any Lender, its obligation to make Facility I Revolver Loans up to the maximum principal amount shown on Schedule 1.1, as hereafter modified pursuant to an Assignment to which it is a party. “Facility I Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

“Facility I Revolver Exposure”: with respect to any Lender with a Facility I Revolver Commitment at any time, the total amount of such Lender’s outstanding Facility I Revolver Loans.

“Facility I Revolver Loan”: (a) a loan made pursuant to Section 2.1.1, and (b) any Protective Advance designated as a Facility I Revolver Loan.

“Facility I Revolver Termination Date”: is the Maturity Date.

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“Facility I Revolver Usage”: the aggregate amount of outstanding Facility I Revolver Loans, except to the extent Cash Collateralized by Borrowers.

“Facility I Unused Line Fee”: as defined in Section 3.2.1.

“FATCA”: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate”: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up to the nearest 1/8 of 1%) charged to EWB on the applicable day on such transactions, as determined by Agent; provided, that in no event shall such rate be less than zero.

“Fiscal Year”: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

“Foreign Lender”: any Lender that is not a U.S. Person.

“Fronting Exposure”: a Defaulting Lender’s interest in Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

“Full Payment”: with respect to any Obligations, the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding). No Loans shall be deemed to have been paid in full unless all Commitments related to such Loans are terminated.

“GAAP”: generally accepted accounting principles in effect in the United States from time to time.

“Governmental Approvals”: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority”: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

“Governmental Requirements”: means all Laws applicable to Borrower, Guarantor, Agent, any Lender, or the Project (including the construction or renovation of all or any part thereof), including Environmental Laws, accessibility Laws, building and zoning codes and ordinances, energy and pollution control Applicable Laws, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Project or any part thereof, including any which may (a) require repairs, modifications or alterations in or to the Project or any part thereof, or (b) in any way limit the use and enjoyment thereof.

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“Guarantor Payment”: as defined in Section 5.3.3(b).

“Guarantors”: (i) Parent, (ii) any or all current Subsidiaries (as of the Closing Date) of the Borrower Agent that own Leasing Real Property Collateral and (iii) any current or future Subsidiary of Borrower Agent that owns Leasing Real Property Collateral and enters into a Guaranty pursuant to a Supplement (as defined in such Guaranty), or by executing a separate Guaranty, at the request of Borrowers and with the consent of Agent. The terms of this Agreement and the other Loan Documents shall not bind any Subsidiary which is not a Subsidiary Guarantor, including any Subsidiary which was once a Subsidiary Guarantor but has been released from its Obligations under such Guaranty. Notwithstanding anything to the contrary set forth herein or any other Loan Document, if any Eligible Leasing Real Property of any Subsidiary Guarantor becomes ineligible, then such Subsidiary shall remain a secured Guarantor until such Subsidiary is released as a Guarantor pursuant to and in accordance with Sections 8.7 or 8.9.

“Guaranty”: each guaranty agreement executed by a Guarantor in favor of Agent in connection with the Loans, as the same may be amended, supplemented or modified from time to time.

“Hazardous Substance(s)”: means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is defined or regulated under any Environmental Law, and includes (a) asbestos, polychlorinated biphenyls, and petroleum (including petroleum products or derivatives, crude oil or any fraction thereof), and (b) any material classified or regulated as “hazardous waste” pursuant to RCRA.

“Hedge Banks” means, any Person that, at the time it enters into a Swap Contract permitted hereunder, is a Lender, the Agent or an Affiliate of a Lender or the Agent, in its capacity as a party to such Swap Contract.

“Hedge Obligations” means, as of any date of determination, the aggregate outstanding obligations of the Obligors pursuant to Swap Contracts.

“Hedging Agreement”: a “swap agreement” as defined in Bankruptcy Code Section 101(53B)(A).

“Improvements”: means all buildings and improvements that are now existing on the Leasing Real Property Collateral or are added in the future, or otherwise as expressly permitted hereunder or approved in writing by Agent. Improvements will also include all tenant improvements, whether constructed before or after the Closing Date.

“Indebtedness”: means, in all cases without duplication, all items of indebtedness or liability of Borrower or Guarantor, at any time which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of Borrower or Guarantor as of the date of determination, including: (a) indebtedness for borrowed money; (b) Capital Lease Obligations; (c) obligations under direct or indirect guaranties of indebtedness or obligations of others referred to in clause (a) or (b) above; (d) any indebtedness secured by any Security Interest on any property of such entity; (e) liabilities in respect of unfunded vested benefits under any Pension Plan for which the minimum funding standards of Section 302 of ERISA have not been met; (f) Contingent Obligations; and (g) Swap Obligations; provided however, that the term “Indebtedness” shall not include any obligation or liability (contingent or otherwise) of Borrower Agent or Parent which is excluded from the financial statements of the applicable Person in accordance with GAAP (as long as such obligation or liability is not being enforced).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under the Loan Documents; and (b) to the extent not otherwise described in clause (a), Other Taxes.

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“Indemnitees”: Agent Indemnitees, Lender Indemnitees, and EWB Indemnitees.

“Indemnity”: the Environmental Indemnification Agreement dated as of the date the Leasing Real Property described therein becomes Eligible Leasing Real Property executed by the Obligors, as the same may be amended, supplemented or modified from time to time.

“Indentures”: means, collectively, (i) the 5.50% Senior Notes due 2026 issued pursuant to that certain Indenture dated as of May 25, 2021, among IIP Operating Partnership, LP, as issuer, Innovative Industrial Properties, Inc. and certain subsidiary guarantors party thereto, as guarantors, and TMI Trust Company, as trustee (as successor-in-interest to GLAS Trust Company LLC), and (ii) the 3.75% Exchangeable Senior Notes issued pursuant to that certain Indenture dated as of February 21, 2019, among IIP Operating Partnership, LP, as issuer, Innovative Industrial Properties, Inc. and certain subsidiary guarantors party thereto, as guarantors, and TMI Trust Company, as trustee (as successor-in-interest to GLAS Trust Company LLC).

“Insolvency Proceeding”: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Intellectual Property”: as defined in the Security Agreement.

“Investment”: an Acquisition, an acquisition of record or beneficial ownership of any Equity Interests of a Person, or an advance or capital contribution to or other investment in a Person.

“IRS”: the U.S. Internal Revenue Service.

“Laws”: means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, but specifically excluding Non-Applicable Laws (as defined in the Rider).

“Lease(s)”: means any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), pursuant to which any Person is granted by a Subsidiary Guarantor a possessory interest in, or right to use or occupy, all or any portion of any space in Leasing Real Property Collateral, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Leasing Real Property”: means real property and improvements owned by an Obligor and being prepared for leasing or being leased by such Obligor.

“Leasing Real Property Collateral” means Leasing Real Property subject to a Security Instrument, whether the same is Eligible Leasing Real Property or otherwise.

“Lender Indemnitees”: Lenders and its officers, directors, employees, Affiliates, agents and attorneys.

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“Lenders”: lenders party to this Agreement and any Person who hereafter becomes a “Lender” pursuant to an Assignment, including any Lending Office of the foregoing.

“Lending Office”: the office (including any domestic or foreign Affiliate or branch) designated as such by a Lender by notice to Agent and Borrower Agent.

“License”: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of the Leasing Real Property Collateral or any other conduct of its business.

“Lien”: a Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.

“Liquidity”: with respect to any Persons, the cash and Cash Equivalents (as reasonably determined by Agent) and other unrestricted and unencumbered cash held at such time by Obligors at EWB or any other Lender, including cash and Cash Equivalents (including tenant deposits) held in the Operating Account, of such Person, and that are not, in each case, subject to any Lien (excluding Permitted Liens that are junior to the Agent’s Lien) or otherwise restricted in any manner.

“Loan”: any Facility I Revolver Loan and any other credit extension hereunder.

“Loan Documents”: this Agreement, Other Agreements and Security Documents.

“Loan Rate”: means the Facility I Loan Rate.

“Loan to Value Requirement”: means that, as of any date as calculated by Agent, the Facility I Revolver Usage, is less than sixty-five percent (65%) of the “as completed” or “as stabilized” value of the Eligible Leasing Real Property in the Facility I Revolver Borrowing Base, in each case as determined by Agent based upon the most recent appraisal.

“Loan Year”: each twelve month period commencing on the Closing Date or an anniversary thereof.

“Margin Stock”: as defined in Regulation U of the Board of Governors.

“Material Adverse Effect”: any occurrence of whatsoever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which would reasonably be expected to (a) materially adversely affect the financial condition or operations of Borrower and Guarantors or the value, financial condition or operation of the Leasing Real Property, and any other material Collateral securing repayment of the Obligations, in each case, taken as a whole, or (b) materially impair the ability of Borrower and Guarantors, taken as a whole, to perform their obligations as and when required under any of the Loan Documents.

“Maturity Date” October 23, 2026.

“maximum rate”: as defined in Section 3.9.

“Multiemployer Plan”: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

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“Net Operating Income”: an amount to be calculated and adjusted by Agent in its reasonable discretion as follows: the annualized sum of (a) the revenue for the applicable period from the Eligible Leasing Real Property less (b) the Operating Expenses related to such Eligible Leasing Real Property for such period plus (c) the aggregate of (i) interest expenses for such period (to the extent included in the Operating Expenses) (ii) non-cash charges and any charges deemed by Agent to be extraordinary in its sole discretion for such period and (iii) reimbursements by tenants for such period, in each case, related to such Eligible Leasing Real Property.

“Note” or “Notes”: means each promissory note of even date herewith executed and delivered by Borrower to the order of each Lender, as the same may be amended, restated, supplemented or replaced from time to time.

“Notice of Borrowing”: a request by Borrower Agent for a Borrowing of Revolver Loans, in the form of Exhibit B attached hereto.

“Obligations”: all (a) principal of and premium, if any, on the Loans, (b) [reserved], (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under the Loan Documents, (d) any Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), and (e) other Debts, obligations and liabilities of any kind owing by Obligors arising under the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

“Obligor”: means any Borrower or any Guarantor.

“OFAC”: Office of Foreign Assets Control of the U.S. Treasury Department.

“Operating Accounts”: means all accounts maintained by each Borrower and each other Obligor with EWB into which the gross revenues from all or a portion of the Leasing Real Property Collateral are deposited.

“Operating Expenses”: means, for any period, the total of all expenditures incurred by each Borrower, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Leasing Real Property, which expenditures are incurred on a regular monthly or other periodic basis (including such expenses paid less often than monthly, such as real estate taxes and insurance, which shall be deemed to be amortized over the relevant period), including utilities, ordinary repairs and maintenance, insurance, license fees, Taxes, advertising expenses, management fees, payroll and related taxes, computer processing charges, and other similar costs.

“Ordinary Course of Business”: the ordinary course of business of any Borrower or any Guarantor, undertaken in good faith and consistent with Applicable Law and past practices.

“Organic Documents”: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“OSHA”: the Occupational Safety and Hazard Act of 1970.

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“Other Agreement”: each fee letter, Indemnity, Borrowing Base Report, Compliance Certificate, Borrower Materials delivered by Borrowers and certified to Agent and Lenders, promissory note, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor to Agent or a Lender in connection with any transactions relating hereto which evidence, secure, or govern the Loan.

“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(c)).

“Overadvance”: means, at any time, the Facility I Revolver Usage exceeds the Facility I Revolver Borrowing Base.

“Parent”: means Innovative Industrial Properties, Inc., a Maryland corporation.

“Partial Release”: as defined in Section 8.9.1.

“Participant”: as defined in Section 13.2.1.

“Participant Register”: as defined in Section 13.2.3.

“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

“Payment Item”: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

“Pension Plan”: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

“Permitted Discretion” a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured, asset-based lender).

“Permitted Liens”: as defined in Section 10.2.2.

“Permitted Indebtedness”: means, collectively, indebtedness of any Borrower or any Guarantor or other Obligor arising under this Agreement or any other Loan Document or otherwise permitted (including indebtedness arising under any Permitted Liens).

“Permitted Transfers”: as defined in Section 10.2.6.

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“Person”: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

“Plan”: an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of an Obligor or ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.

“Platform”: as defined in Section 14.3.3.

“Project”: means the Leasing Real Property Collateral, the Improvements and the Equipment.

“Pro Rata”: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) while Facility I Revolver Commitments are outstanding, by dividing the amount of such Lender’s Facility I Revolver Commitment by the aggregate amount of all Facility I Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Loans by the aggregate amount of all outstanding Loans.

“Pro Rata Facility I Revolver”: with respect to any Lender with Facility I Revolver Commitments, a percentage (rounded to the ninth decimal place) determined (a) while Facility I Revolver Commitments are outstanding, by dividing the amount of such Lender’s Facility I Revolver Commitment by the aggregate amount of all Facility I Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Facility I Revolver Loans by the aggregate amount of all outstanding Facility I Revolver Loans.

“Project Financing Statement”: the UCC-1 financing statements required by Agent in connection with the establishment and maintenance of the Revolver Loans.

“Properly Contested”: with respect to any obligation of an Obligor (or tenant, solely with respect to its obligations under a net lease to pay property taxes on the subject Leasing Real Property Collateral), (a) the obligation is subject to a bona fide dispute regarding amount, the Obligor’s liability or tenant’s liability to pay property taxes on the applicable Leasing Real Property Collateral; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment would not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor (or the tenant in respect of its leasehold interest in the subject Leasing Real Property Collateral); (e) no Lien is imposed on assets of the Obligor or on any Leasing Real Property Collateral, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“Property”: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Protective Advances”: as defined in Section 2.1.6.

“Qualified ECP”: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

“RCRA”: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i), as the same may from time to time be amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

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“Real Estate”: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

“Recipient”: Agent or any Lender.

“Register”: as defined in Section 13.3.4.

“REIT”: as defined in Section 10.2.6.

“Release”: means, without limitation, (a) any intentional, unintentional, knowing or unknowing presence, spilling, leaking, pumping, pouring, emitting, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance at, on or into the indoor or outdoor environment or otherwise in, onto, from or about the air, water (including surface waters and groundwater), soils, subsoils or any other surface or media on-site or off-site, and (b) the abandonment or discarding of barrels, drums, containers, underground tanks, or any other receptacles ever containing any Hazardous Substances.

“Release Property”: as defined in Section 8.9.1.

“Replaced Collateral Property”: as defined in Section 8.7(k).

“Report”: as defined in Section 12.2.3.

“Required Lenders”: subject to Section 4.2, Lenders having (i) Facility I Revolver Commitments in excess of 50% of the aggregate Facility I Revolver Commitments and (ii) if the Facility I Revolver Commitments have terminated, Facility I Revolver Loans in excess of 50% of all outstanding Facility I Revolver Loans; provided, however, at any time there are two or more Lenders (who are not Affiliates of one another or Defaulting Lenders) “Required Lenders” must include at least two Lenders (who are not Affiliates of one another); provided further, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation, but any related Fronting Exposure shall be deemed held as a Loan by the Lender that funded the applicable Loan.

“Rescindable Amount”: as defined in Section 4.1.4.

“Restricted Payment”: means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in Borrower or any Subsidiary Guarantor, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Borrower or any Subsidiary Guarantor or any option, warrant or other right to acquire any such Equity Interest in Borrower or any Subsidiary Guarantor.

“Revolver Loan”: any loan made pursuant to Section 2.1.1.

“Revolver Usage”: the aggregate amount of outstanding Facility I Revolver Loans, except to the extent Cash Collateralized by Borrowers.

“S&P”: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor acceptable to Agent.

“Sanction”: any sanction administered or enforced by the U.S. Government (including OFAC), United Nations Security Council, European Union, His Majesty’s Treasury or other sanctions authority.

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“Secured Hedge Agreements” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code and which is secured by the Collateral.

“Secured Hedge Obligations” means Hedge Obligations of Obligors to Hedge Banks pursuant to Secured Hedge Agreements (other than any Excluded Hedge Obligations).

“Secured Parties”: Agent and Lenders.

“Security Agreement” means that certain Security Agreement, by and among each of the Grantors, as defined therein, and Agent.

“Security Documents”: the Security Agreement, the Guaranties, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

“Security Instrument”: any mortgage, deed of trust, deed to secure debt with assignment of leases or similar security agreement, executed and delivered by an Obligor to Agent as collateral for the Obligations which encumbers the Leasing Real Property, as the same may be amended, restated, supplemented or modified from time to time.

“Security Interest”: any lien, pledge, mortgage, encumbrance, charge or security interest of any kind whatsoever (including the lien or retained security title of a conditional vendor) whether arising under a security instrument or as a matter of law, judicial process or otherwise or the agreement by any Borrower, Guarantor or their Subsidiaries, or any other Person, to grant any lien, security interest or pledge, mortgage or encumber any asset, in each case.

“Senior Officer”: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

“Settlement Report”: a report summarizing Revolver Loans outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Commitments.

“Solvent”: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

“Specified Obligor”: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.3).

“Supermajority Lenders”: subject to Section 4.2, Lenders having (i) Facility I Revolver Commitments at least 67% of the aggregate Facility I Revolver Commitments and (ii) if the Facility I Revolver Commitments have terminated, Facility I Revolver Loans at least 67% of all outstanding Facility I Revolver Loans; provided, however, at any time there are two or more Lenders (who are not Affiliates of one another or Defaulting Lenders) “Required Lenders” must include at least two Lenders (who are not Affiliates of one another); provided further, however, that the Commitments and Loans of any Defaulting Lender shall be excluded from such calculation, but any related Fronting Exposure shall be deemed held as a Loan by the Lender that funded the applicable Loan.

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“Subsidiary”: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or combination of Borrowers (including indirect ownership through other entities in which a Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).

“Subsidiary Guarantor”: means a Guarantor that is a Subsidiary of Borrower and has delivered a Guaranty (or joinder to the same) and Security Documents (or joinder to the same).

“Substitute Collateral Property”: as defined in Section 8.7.

“Swap Contract”: means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with the operations of Parent, the Borrowers and their Subsidiaries.

“Swap Obligations”: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant Improvement Loan” means a tenant improvement loan made by a Subsidiary Guarantor to a tenant of Leasing Real Property Collateral owned by such Subsidiary Guarantor (or guaranteed by such tenant) that is used to finance tenant improvements to such Leasing Real Property Collateral; provided that such tenant improvement loan shall be subject to the satisfaction of the following conditions: (i) the terms of such loan shall require that all proceeds of the Loan must be used to fund the tenant improvements and related costs, (ii) such loan is secured by a perfected security interest in the tenant’s interest in tenant improvements added to such Leasing Real Property (“TI Lien”), (iii) such Subsidiary Guarantor shall execute and deliver to Agent an assignment of such Subsidiary Guarantor’s interest in the tenant improvement loan and TI Lien, in a form and substance satisfactory to Agent, as security for the Obligations (“TI Assignment”), (iv) such Subsidiary Guarantor shall execute and deliver any additional documentation and/or take any additional actions as reasonably requested by Agent and (v) Agent shall have consented to the Tenant Improvement Loan, such consent not to be unreasonably withheld, conditioned, or delayed.

“Transfer”: as defined in Section 10.2.6.

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“Transferee”: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

“UCC”: the Uniform Commercial Code as in effect in the State of California or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

“ULF FI Payment Date”: as defined in Section 3.2.1.

“Unused Line Fee Rate”: a per annum rate equal to 0.50%, if average daily Facility I Revolver Usage is 50% or less of the Facility I Revolver Commitments at the end of each applicable six month period after the Closing Date and $0 if average daily Revolver Usage is greater than 50% of the Facility I Revolver Commitments at the end of each applicable six month period after the Closing Date.

“U.S. Person”: “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: as defined in Section 5.2.2(b)(iii).

“Withholding Agent” means the Borrower and the Agent.

“Write-Down and Conversion Powers”: the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule.

1.2               Accounting Terms. Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, and the change is disclosed to Agent. Notwithstanding any other provision herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (a) any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of any Borrower or any Subsidiary Guarantor at “fair value,” as defined therein, or (b) any treatment of Debt in respect of convertible debt instruments under Financial Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrowers or Agent so requests, the Agent, Required Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change, but until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP before such change and the Borrowers shall provide to the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder. In addition, notwithstanding any other provision herein, the definitions set forth in this Agreement and any financial calculations required by the Loan Documents shall be computed to exclude any change to lease accounting rules as a result of Financial Accounting Standards Board Accounting Standards Codification 842 (Leases) from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance.

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1.3               Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of California from time to time: “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4               Certain Matters of Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent or any Lender, unless otherwise qualified, means the sole and absolute discretion of such Person exercised at any time. All references to Facility I Revolver Borrowing Base components, Loans, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of Facility I Revolver Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Facility I Revolver Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. The term “written demand” shall be deemed to include a demand given by e-mail.

1.5               Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Pacific standard time or Pacific daylight saving time, as in effect in Los Angeles, California on such day. For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including”.

SECTION 2.        CREDIT FACILITIES

2.1               Facility I Commitment.

2.1.1          Facility I Revolver Loans. Each Lender agrees, severally on a Pro Rata Facility I Revolver basis up to its Facility I Revolver Commitment, on the terms set forth herein, to make Facility I Revolver Loans to Borrowers from time to time through the Facility I Revolver Termination Date. The Facility I Revolver Loans may be repaid and reborrowed until the Facility I Revolver Termination Date as provided herein. In no event shall Lenders have any obligation to honor a request for a Facility I Revolver Loan if Facility I Revolver Usage at such time plus the requested Loan would exceed the Facility I Revolver Borrowing Base. The outstanding principal amount of the Facility I Revolver Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they otherwise become due and payable pursuant to the terms of this Agreement.

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2.1.2          [Reserved].

2.1.3          Notes. Facility I Loans and interest accruing thereon shall be evidenced by the records of Agent and the applicable Lender. At the request of a Lender, Borrowers shall deliver promissory note(s) to such Lender, evidencing its Facility I Loans.

2.1.4          Use of Proceeds. The proceeds of Facility I Loans shall be used by Borrowers solely (a) for purposes of one or more Obligors acquiring fee simple interests in real property not owned as of the Closing Date or of financing a portion of the undepreciated and unamortized acquisition costs (including, but not limited to, impairment costs) of such Leasing Real Property that was acquired with cash or of financing improvements (including tenant improvements) to Leasing Real Property owned or acquired by an Obligor, (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement and (d) for general business purposes. In no event will any Lender be obligated hereunder to lend to the Borrowers more than the Borrowers have qualified to receive under the terms of this Agreement. In no event will any Lender be obligated hereunder to lend to the Borrowers more than the Borrowers have qualified to receive under the terms of this Agreement.

2.1.5          Termination or Reduction of Facility I Revolver Commitments. The Facility I Revolver Commitments shall terminate on the Facility I Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Borrowers may reduce the Facility I Revolver Commitments to an amount of not less than the sum of (A) the Facility I Revolver Usage as of such date, plus (B) the principal amount of all Facility I Revolver Loans not yet made as to which a request has been given by Borrowers under Section 4.1.1. Each such reduction shall be in an amount which is not less than $100,000. Each such reduction of the Facility I Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof. Upon at least three (3) Business Days prior written notice to Agent at any time prior to the Facility I Revolver Termination Date, Borrowers may terminate or reduce the Facility I Revolver Commitments and this credit facility subject to the terms and conditions set forth herein and provided that Borrowers shall pay to Agent, for the Pro Rata Facility I Revolver benefit of Lenders that have Facility I Revolver Commitments, in cash, the Applicable Prepayment Premium, measured as of the date of such termination or the Applicable Revolver Reduction Premium measured on the date set forth as the date of the reduction in such notice; provided that Borrowers shall not terminate or reduce the Facility I Revolver Commitments if, after giving effect to any concurrent prepayment of any Loans in accordance with this Agreement, the outstanding Loans would exceed the aggregate amount of the Facility I Revolver Commitments. Any notice of termination or reduction given by Borrowers shall be irrevocable.

2.1.6          Protective Advances. Agent shall be authorized, in its discretion, acting in good faith, during the existence of an Event of Default, to make Facility I Loans (“Protective Advances”) (a) up to an aggregate amount of $5,000,000 outstanding at any time, if Agent deems that such Facility I Loans are necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations, as long as the Protective Advances consisting of Facility I Revolver Loans do not cause Facility I Revolver Usage to exceed the aggregate Facility I Revolver Commitment; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Lenders shall participate on a Pro Rata Facility I Revolver basis in Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under this Section 2.1.6 by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

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2.1.7          Increase in Revolver Commitments. Borrowers may request an increase in Facility I Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing Facility I Revolver Commitments, (b) total increases under this Section 2.1.7 do not exceed $120,000,000, and (c) [reserved]. Agent shall promptly notify Lenders of the requested increase and, within ten (10) Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Facility I Revolver Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Facility I Revolver Commitments and become Lenders hereunder. Agent may allocate, in its discretion, the increased Facility I Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. Each of the following shall be conditions precedent to any increase of the Facility I Revolver Commitment: (a) each of the conditions precedent set forth in Section 6.3 are satisfied, (b) Agent has obtained the commitment of one or more Lenders and/or Eligible Assignees reasonably satisfactory to Agent to provide the applicable increase, (c) Agent, Obligors, and new and existing Lenders shall execute and deliver such documents and agreements as Agent reasonably deems appropriate to evidence the increase in and allocations of Facility I Revolver Commitments, and (d) the Obligors shall execute and deliver such documents and agreements as may be reasonably required by any new Lender in its Permitted Discretion. Subject to the satisfaction of the foregoing conditions precedent, the total Facility I Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than forty-five (45) days following Borrowers’ increase request; provided that Borrower Agent shall have the right to withdraw the request at any time prior to the closing of the increase (in which event no loan fee will be due). On the effective date of an increase, the Facility I Revolver Usage and other exposures under the Facility I Revolver Commitments shall be reallocated among Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of such commitments.

2.2               [Reserved].

2.3               Repayment of Facility I Loans.

2.3.1          General Payment Provisions. All payments of Obligations shall be made in Dollars to the Agent for the account of the respective Lenders to which such payments are owed, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes (except as provided by Section 5.1), and in immediately available funds, not later than 4:00 p.m., Pacific time on the due date. Any payment after such time shall be deemed made on the next Business Day.

2.3.2          Payment of Principal on the Facility I Revolver Loans. Facility I Revolver Loans may be repaid and reborrowed pursuant to Section 2.1.1 from time to time, without penalty or premium.

2.3.3          [Reserved].

2.3.4          All or a portion of the outstanding principal balance of the Revolver Loans may be repaid and reborrowed from time to time without penalty or premium prior to the Facility I Revolver Termination Date. Notwithstanding any provisions in this Agreement or the other Loan Documents to the contrary, Borrowers shall have the right to make prepayments of all or a portion of the outstanding principal balance of Loans required to maintain compliance under Sections 2.3.5, 4.1.2, 4.2, 5.1, 8.9, 10.1.16, 10.3.2, and 11.1 without penalty or prepayment fee, including any amounts described in this Section 2.

2.3.5          If an Overadvance exists at any time, the Borrowers must within five (5) Business Days following Agent’s demand, repay the Loans in an amount sufficient to reduce Facility I Revolver Usage to the Facility I Revolver Borrowing Base, or the Obligors shall provide new Leasing Real Property, subject to the terms and conditions set forth in Section 8.9.2, which shall be satisfactory to Agent in its reasonable discretion, for the purposes of increasing the Facility I Revolver Availability. Upon the determination by the Agent or any Borrower that an Overadvance exists, such party shall provide notice to the other party of such determination.

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2.3.6          [Reserved].

2.4               Payment of Other Obligations. Obligations other than Loans, including and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, no later than five (5) Business Days after demand thereof, inclusive of supporting documentation such as invoices detailing the costs incurred.

2.5               Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent or any Lender, or if Agent or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

2.6               Application and Allocation of Payments.

2.6.1          Application. Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrowers; and (d) fourth, as determined by Agent in its discretion.

2.6.2          Post-Default Allocation.

(a)                Notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Facility I Loans, whether arising from payments by Obligors, payments under any Guaranty delivered by a Facility I Guarantor, realization on Facility I Loan Collateral, setoff or otherwise, shall be allocated as follows:

(i)                 first, to all Obligations that constitute fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent incurred in connection with Facility I Loans;

(ii)               second, to all Obligations owing by Obligors to Agent that constitute Protective Advances, and all Facility I Loans and participations that a Defaulting Lender has failed to settle or fund;

(iii)              third, to all Obligations constituting fees, indemnification, costs or expenses owing to Lenders incurred in connection with Facility I Loans;

(iv)              fourth, to all Facility I Loans constituting interest;

(v)               fifth, to all Facility I Loans; and

(vi)              last, to all remaining Obligations.

Provided, that amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained in respect of the Guaranty of or Collateral granted by Parent shall be apportioned pro rata to the Facility I Loans in accordance with the above allocations. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in each category. The allocations set forth in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor, and each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section 2.6.2.

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2.6.3          Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person (excluding Borrowers and Guarantors) to which such amount should have been paid shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

2.7               [Reserved].

2.8               Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein, absent manifest error. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within sixty (60) days after receipt or inspection that specific information is subject to dispute.

SECTION 3.        INTEREST, FEES AND CHARGES

3.1               Interest.

3.1.1          Rates and Payment of Interest.

(a)                The Obligations shall bear interest at the Loan Rate in effect from time to time.

(b)                With immediate effect during an Insolvency Proceeding (other than an involuntary bankruptcy not constituting an Event of Default) with respect to any Obligor, or after written notice during any other Event of Default if Agent or Required Lenders in their discretion so elect, all Obligations that have been charged to a loan account shall bear interest at the Default Rate (whether before or after any judgment).

(c)                Interest shall accrue from the date a Loan is advanced or Obligation is payable, until paid in full by Borrowers, and shall in no event be less than zero at any time. Interest accrued on the Facility I Revolver Loans shall bear interest at the Facility I Loan Rate. Interest on the Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount being prepaid; and (iii) on the Facility I Revolver Termination Date for interest accrued but unpaid on such date for Facility I Revolver Loans. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents or, if no payment date is specified, on or before five (5) Business Day after demand thereof, which shall include supporting documentation in respect of any Extraordinary Expenses.

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3.1.2          Late Charges. To the extent permitted by applicable laws, the Agent or the Required Lenders shall have the right to assess, and the Borrowers shall pay, a late fee if any principal, interest, or fees under this Agreement are not paid within ten (10) days after their due date, and in such a case, the late charge shall be in an amount equal to the greater of Five Dollars ($5.00) or five percent (5%) of the amount not timely paid. It is understood and agreed that such late fee will not apply to the reimbursement of Extraordinary Expenses.

3.2               Fees.

3.2.1          Unused Line Fee. For so long as the Facility I Revolver Loans are outstanding, commencing on the date that is six (6) months after the Closing Date, Borrowers shall pay to Agent, for the Pro Rata Facility I Revolver benefit of Lenders, a fee (the “Facility I Unused Line Fee”) equal to the Unused Line Fee Rate times the amount by which the Facility I Revolver Commitments exceed the average daily outstanding principal balance of the Facility I Revolver Usage at the end of each succeeding six (6) month period thereafter (each an “ULF FI Payment Date”). The Facility I Unused Line Fee shall be due and payable five (5) Business Days after each ULF FI Payment Date with respect to the six (6) month period then ended. Notwithstanding the foregoing, if during the six (6) months prior to a ULF FI Payment Date the Obligors maintained Average IM Deposits in excess of an amount equal to the product of (i) $10,000,000 multiplied by (ii) the quotient of (y) the sum of the Commitments divided by (z) $30,000,000 (with every fraction of 1 of such quotient being deemed to be 1), then the Facility I Unused Line Fee due on such ULF FI Payment Date shall be waived.

3.2.2          Fee Letters. Borrowers shall pay all fees, as and when such fees become due and owing, as set forth in any fee letter executed by Borrower in connection with this Agreement.

3.3               Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, or 3.9, submitted to Borrower Agent by Agent or the affected Lender shall be final, conclusive and binding for all purposes and deemed presumptively correct, provided that any dispute to amounts payable must be made by Borrower Agent to Agent in writing within sixty (60) days after receipt or inspection of the loan account statement, and Borrowers shall pay such amounts to the appropriate party within ten (10) days following receipt of the certificate.

3.4               Reimbursement Obligations. Borrowers shall pay all Extraordinary Expenses within five (5) Business Days after receipt of written demand from Agent, together with reasonable supporting documentation. Borrowers shall also reimburse Agent for all reasonable and documented legal, accounting, appraisal, consulting, and other fees and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), any examination or appraisal with respect to any Obligor or Collateral by Agent’s personnel or a third party. If, for any reason (including inaccurate reporting in any Borrower Materials delivered by any Borrower), it is determined that a higher Loan Rate should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due on or before five (5) Business Days after receipt of written demand thereof, together with reasonable supporting documentation.

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3.5               [Reserved].

3.6               Increased Costs; Capital Adequacy.

3.6.1          Increased Costs Generally. If any Change in Law shall:

(a)                impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(b)                subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)                impose on any Lender or interbank market any other condition, cost or expense affecting any Loan, Commitment or Loan Document;

and the result thereof shall be to increase the cost to a Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan, or to reduce the amount of any sum received or receivable by a Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrowers will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.6.2          Capital Requirements. If a Lender determines that a Change in Law affecting such Lender or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, or holding company’s capital as a consequence of this Agreement, or such Lender’s Commitments, Loans, or participations in Loans, to a level below that which such Lender or holding company could have achieved but for such Change in Law (taking into consideration its (and its holding company’s) bona fide, written policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender, such additional amounts as will compensate it or its holding company for the reduction suffered.

3.6.3          [Reserved].

3.6.4          Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender for any increased costs or reductions suffered more than ninety (90) days (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender notifies Borrower Agent of the applicable Change in Law and of such Lender’s intention to claim compensation therefor.

3.7               Mitigation. If any Lender requests compensation under Section 3.6, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.1, then at the request of Borrower Agent, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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3.8               [Reserved].

3.9               Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.        LOAN ADMINISTRATION

4.1               Manner of Borrowing and Funding Revolver Loans.

4.1.1          Notice of Borrowing.

(a)                To request Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing (including by electronic mail) by 11:00 a.m. on the Business Day prior to the requested funding date, in the case of Revolver Loans. Notices of Borrowing received by Agent after such time shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the Borrowing amount and (B) the requested funding date (which must be a Business Day).

(b)                Unless payment is otherwise made by Borrowers pursuant to clause (c) below, Agent may at its option, but without the obligation to do so, advance a Revolver Loan on the due date in the amount becoming due with respect to any Obligation (whether principal, interest, fees or other charges, including Extraordinary Expenses and Cash Collateral) and the Revolver Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Agent may, at its option, charge such amount against any Operating Account or any other account of any Borrower or any Guarantor maintained with Agent or any of its Affiliates at any time during the continuance of an Event of Default or with Borrower Agent’s authorization; provided however, notwithstanding the foregoing, Agent may, in its discretion and without obtaining authorization by any Borrower, charge accrued interest on the Loans, any principal due on the Loans and any loan fees incurred hereunder against any Operating Account or any other account of any Borrower or any Guarantor maintained with Agent or any of its Affiliates at any time.

(c)                So long as no Event of Default exists, Agent shall provide Borrower Agent five (5) Business Days’ notice to prior to making any such Revolver Loan or charge against any Operating Account or any other account maintained with Agent or any of its Affiliates, during which time the Borrowers may remit to Agent any such obligation owing; any Obligations that remain unpaid at the end of such five (5) Business Day period may be paid by Agent in the manner set forth in clause (b) above; provided that, that the Agent’s failure to give such notice will not result in any liability to Agent or any Lender and will not impact the Borrowers’ Obligations under this Agreement or the other Loan Documents. Notwithstanding the foregoing, Agent may in its discretion and without obtaining authorization by any Borrower, make an advance hereunder to pay, as and when due, any fees under this Agreement or any Loan Document, accrued interest on the Loans, fees and disbursements of the Agent’s or any Lender’s attorneys which are payable by the Borrowers as provided in the Loan Documents.

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(d)                Any proceeds of a Revolver Loan made by Agent under clauses (b) and (c) above, will not: (i) relieve any Borrower from its obligations to make any payments required under this Agreement or any other Loan Document (except to the extent satisfied by such advance); (ii) cure any Default or Event of Default; (iii) serve as a waiver of any of any Borrower’s Obligations under this Agreement or any other Loan Document; or (iv) be duplicative of any other amount advanced by Agent or paid by or on behalf of any Borrower.

(e)                If a Borrower maintains a disbursement account with Agent or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Revolver Loan on the presentation date, in the amount of the Payment Item. Proceeds of the Loan may be disbursed directly to the account.

4.1.2          Fundings by Lenders. Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. on the Business Day prior to the proposed funding date for a Loan. Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the Borrowing proceeds in a manner directed by Borrower Agent and acceptable to Agent. Unless Agent receives (in sufficient time to act) written notice from a Lender that it will not fund its share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. A Lender may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.

4.1.3          Settlement. Settlement of Loans, including Protective Advances, among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly, unless the settlement amount is de minimis), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders. If any Loan cannot be settled among Lenders, whether due to an Obligor’s Insolvency Proceeding or otherwise, each Lender shall pay the amount of its participation in a Loan to Agent, in immediately available funds, within one Business Day after Agent’s request therefor. Interest on a Loan shall be payable in favor of a Lender from the later of the date such Loan is advanced to Borrowers or the Lender funds such Loan (or participation therein). No Obligor or Secured Party shall be entitled to credit for interest paid by a Secured Party to Agent pursuant to this Section 4.1.3 or 12.10.3, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.

4.1.4          Unless Agent receives notice from Borrowers prior to the date on which a payment is due to Agent for the account of Lenders hereunder that Borrowers will not make such payment, Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance on such assumption, distribute to Lenders, as applicable, the amount due. With respect to any payment that Agent makes for the account of Lenders hereunder as to which Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment, a “Rescindable Amount”): (1) Borrowers have not in fact made such payment, (2) Agent has made a payment in excess of the amount so paid by Borrowers (whether or not then owed), or (3) Agent has for any reason otherwise erroneously made such payment, then each Lender, as applicable, severally agrees to repay to Agent forthwith on demand the Rescindable Amount so distributed to or otherwise made for the account of such Lender, in immediately available funds with interest thereon for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. A notice by Agent to any Lender or any Borrower with respect to any amount owing under this Section 4.1.4 shall be presumptively correct (except to the extent Borrower Agent notifies Agent in writing within sixty (60) days after receipt of such notice).

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4.2               Defaulting Lender. Notwithstanding anything herein to the contrary:

4.2.1          Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans (including existing Protective Advances), Agent may in its discretion reallocate Pro Rata shares by excluding a Defaulting Lender’s Commitments and Loans from the calculation of shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2          Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Commitment shall be disregarded for purposes of calculating the Facility I Unused Line Fee under Section 3.2.1.

4.2.3          Status; Cure. Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers and Agent may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the Revolver Usage and other exposures under the Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers and Agent, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Commitments and Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender.

4.3               [Reserved].

4.4               Borrower Agent. Each Borrower hereby designates IIP Operating Partnership, LP, a Delaware limited partnership (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Loans, designation of interest rates, delivery or receipt of communications, delivery of Borrower Materials, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, delivery, representation, agreement, action, omission or undertaking by Borrower Agent shall be binding upon and enforceable against such Borrower.

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4.5               One Obligation. The Loans and other Obligations constitute one general obligation of Borrowers and are secured by Agent’s Lien on all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6               Effect of Termination. On the effective date of the termination of this Agreement, the Obligations shall be immediately due and payable. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Upon Full Payment, each Obligor shall be released from its respective obligations under the Loan Documents and Agent shall promptly cause (i) all or any portion of the Leasing Real Property Collateral of any Obligor which is subject to any a Lien arising under the Loan Documents to be released and reconveyed to the applicable Obligor entitled thereto, and (ii) return all unrecorded Security Instruments to the applicable Obligor. Sections 2.5, 3.4, 3.7, 5.1, 5.2, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.

SECTION 5.        PAYMENTS

5.1               Taxes.

5.1.1          Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a)                Any and all payments by or on account of any obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Obligors shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes due and owing under Applicable Laws in connection with the transfer of the Leasing Real Property to the applicable Obligor have been paid or are being paid simultaneously herewith. All taxes and governmental assessments in respect of the Leasing Real Property, which would otherwise be delinquent have been paid or being contested in good faith. To each Borrower’s knowledge, other than Permitted Liens, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Leasing Real Property, nor are there any contemplated improvements to the Leasing Real Property that would reasonably be expected to result in such special or other assessments and which, in each case, would reasonably be expected to result in a Material Adverse Effect.

5.1.2          Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

5.1.3          Tax Indemnification.

(a)                Each Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall make payment within ten (10) days after receipt of written demand for any amount or liability payable under this Section, together with reasonable supporting documentation. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be deemed presumptively correct.

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(b)                Each Lender shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant Register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall make payment within ten (10) days after receipt of written demand for any amount or liability payable under this Section, together with reasonable supporting documentation. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error.

5.1.4          Evidence of Payments. As soon as practicable after requested by Agent, following payment by an Obligor of any Taxes pursuant to this Section, Borrower Agent shall deliver to Agent the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment or other evidence of payment reasonably satisfactory to Agent.

5.1.5          Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender, nor have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of a Lender. If a Recipient determines in its discretion exercised in good faith that it has received a refund of Taxes that were indemnified by Borrowers or with respect to which a Borrower paid additional amounts pursuant to this Section, it shall pay the amount of such refund to Borrowers (but only to the extent of indemnity payments or additional amounts actually paid by Borrowers with respect to the Taxes giving rise to the refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Borrowers shall, upon request by the Recipient, repay to the Recipient such amount paid over to Borrowers pursuant to this Section 5.1.5 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place it in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.1.6          Survival. Each party’s obligations under Sections 5.1 and 5.2 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations owing to the Lenders and Agent.

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5.2               Lender Tax Information.

5.2.1          Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers and Agent, at the time or times reasonably requested by the Borrowers or the Agent, properly completed and executed documentation reasonably requested by Borrowers or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.2.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject such Lender to any material unreimbursed cost or expense or would materially prejudice such Lender’s legal or commercial position.

5.2.2          Documentation. Without limiting the foregoing, if any Borrower is a U.S. Person,

(a)                Any Lender that is a U.S. Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed copies of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b)                Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i)                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other applicable payments under the Loan Documents, IRS Form W-8BEN-E establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)              executed copies of IRS Form W-8ECI;

(iii)             in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(iv)              to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

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(c)                any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower Agent or the Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d)                if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Agent or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Agent or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

5.2.3          Status of the Agent. Agent shall deliver to the Borrowers on or prior to the date on which the Agent becomes the Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent) a copy of an executed original of IRS Form W-9 certifying the Agent is a U.S. Person and that the Agent is exempt from United States federal backup withholding Tax.5.2.4

5.2.5          Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its legal inability to do so.

5.3               Nature and Extent of Each Borrower’s Liability.

5.3.1          Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Obligations.

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5.3.2          Waivers.

(a)                Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Borrower. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.3 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)                Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate in accordance with the Loan Documents and Applicable Laws, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.3. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.3, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.3.3          Extent of Liability; Contribution.

(a)                Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.3 shall not exceed the greater of (i) all amounts for which such Borrower is primarily liable, as described in clause (c) below, and (ii) such Borrower’s Allocable Amount.

(b)                If any Borrower makes a payment under this Section 5.3 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.3 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

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(c)                Section 5.3.3(a) shall not limit the liability of any Borrower to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans to a Borrower based on that calculation.

(d)                Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.3 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.3.4          Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.3.5          Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of its Obligations.

SECTION 6.        CONDITIONS PRECEDENT

6.1               Conditions to Closing. In addition to the conditions set forth in Section 6.3, Lenders shall not be required to fund any requested Loan or otherwise extend credit to Borrowers hereunder, until the date that each of the following conditions has been satisfied or waived by Agent:

(a)                Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)                Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

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(c)                Agent shall have received a written opinion of counsel to the Obligors, in form and substance satisfactory to Agent in its Permitted Discretion.

(d)                Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(e)                No material adverse change in the financial condition of any Obligor or in the value of any Collateral shall have occurred since December 31, 2022.

(f)                 Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(g)                Agent and Lenders shall have received the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.

(h)                If any Obligor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Obligor has delivered a Beneficial Ownership Certification in relation to such Obligor.

(i)                 Evidence that the Project Financing Statements have been filed with the Secretary of State or other appropriate office, together with evidence that the Collateral covered thereby is subject to no prior Lien, excepting only Permitted Liens.

6.2               [Reserved].

6.3               Conditions Precedent to All Credit Extensions. Agent and Lenders shall in no event be required to make any credit extension hereunder (including funding any Loan or granting any other accommodation to or for the benefit of any Borrower), if the following conditions are not satisfied on such date and upon giving effect thereto or waived by each applicable Lender:

(a)                No Event of Default exists;

(b)                The representations and warranties of each Obligor in the Loan Documents are true and correct in all material respect (except for representations and warranties that relate solely to an earlier date);

(c)                All conditions precedent to making such credit extension in any Loan Document are satisfied;

(d)                No event has occurred or circumstance exists that has caused a Material Adverse Effect on the date of the Notice of Borrowing or on the date of an advance;

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(e)                Borrowers must deliver or cause to be delivered to Agent a fully executed Notice of Borrowing together with such other information as Agent may reasonably require to verify the substance of a Notice of Borrowing, all in form and substance reasonably satisfactory to Agent; and

(f)                 As of the date immediately prior to an advance and after giving effect to an advance, the Loans do not result in Overadvance.

Each request (or deemed request) by a Borrower for any credit extension shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of the credit extension. With respect to any requested credit extension, Borrowers agree to reasonably cooperate with Agent to provide any additional relevant documentation or information with respect to Borrowers, Subsidiary Guarantors and the Eligible Leasing Real Property that may be reasonably requested by Agent in its Permitted Discretion in addition to the conditions precedent set forth in this Section 6.3 or otherwise consistent with the terms of this Agreement.

6.4               [Reserved].

SECTION 7.        COLLATERAL

7.1               Personal Property. All of the Equipment must be kept free and clear of all Liens, encumbrances and Security Interests, except Permitted Liens and those in favor of Agent in connection with the Loans. So long as no Event of Default exists, any Borrower may sell or otherwise dispose of the Equipment when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Leasing Real Property Collateral, but, if material to the operation of the Leasing Real Property Collateral, only upon replacing the same with other Equipment comparable in value and utility to the Equipment that is disposed if needed for the operation of the Leasing Real Property Collateral.

7.2               Real Property. Each Borrower, for itself and on behalf of the Guarantors, acknowledges and reaffirms to Agent and Lenders that the Obligations under this Agreement, each Guaranty, and each other Loan Document are secured by, among other things, the Security Instruments executed by the Obligors and delivered to Agent on the Closing Date and thereafter.

SECTION 8.        COLLATERAL ADMINISTRATION

8.1               Borrowing Base Reports. Within the time prescribed under Section 10.1.2(g), Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Report as of the close of business of the previous month, and at such other times as Agent may request. All information (including calculation of borrowing availability with respect to the Facility I Revolver Loans) in a Borrowing Base Report shall be certified by Borrowers. Agent may from time to time adjust such report (a) to reflect GAAP reductions or write-downs recognized by any Borrower or Subsidiary Guarantor in respect of the Leasing Real Property Collateral and (b) to the extent any information or calculation does not comply with this Agreement.

8.2               [Reserved].

8.3               [Reserved].

8.4               [Reserved].

8.5               Deposit Accounts. Schedule VIII of the Security Agreement shows all Deposit Accounts maintained by Obligors at EWB, including Operating Accounts. Each Borrower shall, and shall cause each Subsidiary Guarantor to, take all actions necessary to establish Agent’s first priority Lien on each Deposit Account which constitutes Collateral (which are expressly limited to the Operating Accounts under Section 10.1.19(b)). For each Deposit Account which constitutes Collateral, Obligors shall be the sole account holders of each such Deposit Account and shall not allow any Person (other than Agent and the depository bank) to have control over such Deposit Accounts or any Property deposited therein. During the existence of an Event of Default, Agent may debit any of Borrowers’ or Subsidiary Guarantors’ Deposit Accounts which constitutes Collateral for amounts owing to Agent and the Lenders, provided that prior to any such debit, Agent will provide Borrower Agent with at least three (3) days advance notice prior to making any such debit.

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8.6               Eligible Leasing Real Property.

8.6.1          Each Obligor must set up and maintain accurate and complete books, accounts and records pertaining to all of the Leasing Real Property Collateral in a manner reasonably acceptable to Agent. Each Borrower will permit representatives of Agent to have free access to and to inspect and copy such books, records and contracts of each Borrower and subject to the rights of tenants under the applicable Leases, to inspect the Leasing Real Property Collateral and to discuss each Borrower’s affairs, finances and accounts with any of its principal officers, all at reasonable times during business hours and upon reasonable prior written notice, as often as may reasonably be requested but Borrowers shall have no obligation to pay for any cost relating to such inspections more than once per calendar quarter so long as no Event of Default exists. Any such inspection by Agent is for the sole benefit and protection of Agent, and Agent has no obligation to disclose the results thereof to each Borrower or to any third party. Any such inspection or visit to any Leasing Real Property Collateral, may, at Borrower Agent’s option, require that Agent or its designee be accompanied by Borrower Agent’s representative, provided, however, that if Borrower Agent has not provided such representative within five (5) Business Days of Agent’s request for a visit or inspection, no such representative will be required to accompany Agent or its designee. In addition, Agent agrees that neither it nor its designee will visit or audit any Leasing Real Property Collateral more than once every year, provided such limitation will be inapplicable if an Event of Default exists.

8.7               Collateral Substitution. Each Borrower shall have the ability to replace any Leasing Real Property Collateral with a different Eligible Leasing Real Property (each a “Substitute Collateral Property”), subject to the satisfaction of each of the following conditions precedent:

(a)                Borrowers shall provide Agent with thirty (30) days written notice of such Borrower’s desire to replace any existing Leasing Real Property subject to a Security Instrument with a Substitute Collateral Property, provided that, notice under Section 11.10(a) shall suffice in the event the replacement of an existing Leasing Real Property Collateral with Substitute Collateral Property is intended to cure an Event of Default pursuant to such Section and provided further that, Borrowers shall thereafter diligently pursue such replacement in accordance with the terms and conditions set forth in the last paragraph of Section 4 of the Rider; and

(b)                As of the date of such Borrower’s delivery of notice of request to exercise its option to replace Leasing Real Property subject to a Security Instrument with Substitute Collateral Property, no Event of Default shall have occurred and be continuing (other than an Event of Default that would be cured after replacement of such Leasing Real Property Collateral), and each Borrower shall so certify in writing; and

(c)                The Substitute Collateral Property must be vested as a fee simple interest, free of liens and encumbrances (other than Permitted Liens), in the name of an Obligor (or the fee owner of the Substitute Collateral Property must execute a joinder in form reasonably satisfactory to Agent to become an Obligor); and

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(d)                Subject to Sections 8.8 and 11.6, the Obligors shall execute or cause the execution of all documents required by Agent to create and perfect (it being understood and agreed that perfection will only be achieved in accordance with the terms of this Agreement including Section 8.8) security interest in the Substitute Collateral Property, including but not limited to, a Security Instrument in form and detail satisfactory to Agent in its Permitted Discretion with respect to such Substitute Collateral Property; and

(e)                The Obligors shall execute and deliver to Agent an environmental indemnity agreement in form of the Indemnity and detail satisfactory to Agent in its Permitted Discretion with respect to such Substitute Collateral Property;

(f)                 For each Substitute Collateral Property, the Borrowers shall provide to Agent insurance certificates or other evidence of coverage in form reasonably acceptable to Agent, with coverage amounts, deductibles, limits and retentions as required by Agent more particularly described in this Agreement; and

(g)                The Borrowers shall make all applicable representations, warranties and covenants set forth in this Agreement, mutatis mutandis, in connection with the Substitute Collateral Property;

(h)                Agent shall have received, reviewed and approved a written appraisal for the Substitute Collateral Property prepared in conformance with the Agent’s requirements, confirming to the satisfaction of Agent in its Permitted Discretion that the Loans do not result in an Overadvance;

(i)                 Agent shall have received and approved updated environmental reports, environmental impact reports, entitlement information and any other information Agent deems necessary in its Permitted Discretion in connection with the Substitute Collateral Property;

(j)                 The owner of the Substitute Collateral Property must be a Subsidiary Guarantor; and

(k)                Agent shall have received and approved current financial statements from each Obligor.

For the avoidance of doubt, each Substitute Collateral Property approved by Agent will be included in the definition of “Eligible Leasing Real Property” as used herein, and each Leasing Real Property replaced by the Substitute Collateral Property (each a “Replaced Collateral Property”) shall no longer constitute Leasing Real Property Collateral hereunder and the owner of such Replaced Collateral Property shall be released from its obligations under the Loan Documents and shall no longer constitute a “Guarantor” hereunder.

8.8               Security Instrument. Each Security Instrument (including without limitation the Security Instrument delivered on or before the Closing Date) shall be retained by Agent and not recorded unless and until (a) an Event of Default occurs under this Agreement or any other Loan Document and (b) Borrowers fail to make an election under Section 11.10 to either replace certain Leasing Real Property Collateral with Substitute Collateral Property or cause a Partial Release to cure such Event of Default. In the event of any such recordation of any such Security Instrument, at the Agent’s option and sole discretion, Agent may thereafter obtain updated environmental reports, environmental impact reports, entitlement information, the procurement of title insurance, title reports and any other reports and other documents and information Agent deems necessary in its Permitted Discretion in connection with the applicable real property, in each case at the sole expense of the Borrowers.

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8.9               Partial Release; Satisfaction or Release of Eligible Leasing Real Property; or Addition of Eligible Leasing Real Property.

8.9.1       Partial Release.

(a)                At any time prior to the Maturity Date, Agent shall, at Borrower Agent’s request, issue partial reconveyances, satisfactions or releases of a Security Instrument (each a “Partial Release”) with respect to any Leasing Real Property Collateral (and other collateral) (each, a “Release Property”), and the Obligor that owns such Release Property shall be released from its Obligations under the Loan Documents and shall no longer constitute a “Guarantor” hereunder, and Agent shall promptly return the Security Instrument and all other Security Documents related to such Release Property; provided, however, that prior to or simultaneously with each such Partial Release each and every one of the following conditions shall be satisfied or waived by Agent:

(i)                 No Event of Default shall exist under the Loan Documents, nor would any occur as a result of any Partial Release, nor shall such Partial Release cause an Overadvance unless Borrowers pay simultaneously to Agent the sums required to avoid such Overadvance; and

(ii)               Agent shall have received any and all sums then due and payable under the Loan Documents, together with, if such Security Instrument was recorded in accordance with Section 8.8 and Section 11.6, all escrow, closing and recording costs, the costs of preparing and delivering such partial reconveyance, satisfaction or release and the cost of any title insurance endorsements reasonably required by Agent, including, without limitation, a partial reconveyance or release endorsement.

(b)                Neither the acceptance of any payment nor the issuance of any Partial Release by Agent shall affect Borrower’s obligation to repay all amounts owing under the Loan Documents or under the Lien of the Security Instrument on the remainder of the Leasing Real Property Collateral which is not reconveyed, satisfied or released.

Notwithstanding the foregoing to the contrary, in the event that any Eligible Leasing Real Property used in calculating the Facility I Revolver Borrowing Base becomes ineligible, Agent may, at the request of Borrower Agent, re-calculate the Facility I Revolver Borrowing Base. If after such re-calculation (excluding the subject Leasing Real Property Collateral that has become ineligible) no Overadvance exists, then so long as no Event of Default exists at such time, Agent shall, at the request of Borrower Agent, release such formerly Eligible Leasing Real Property and the related Guarantor from all Obligations and shall promptly return the Security Instrument and release any Liens related to such formerly Eligible Leasing Real Property and such Guarantor and its Property, and such Guarantor shall no longer constitute a “Guarantor” hereunder.

8.9.2          Addition of Eligible Leasing Real Property. Borrowers may submit, in writing, a request to include new Leasing Real Property in the Facility I Revolver Borrowing Base subject to such new Leasing Real Property being satisfactory to Agent in its Permitted Discretion. Agent shall have a period of five (5) Business Days following submission by Borrowers of such written request within which to review and approve, or not approve, Borrowers’ request to include such new Leasing Real Property as new Eligible Leasing Real Property in the Facility I Revolver Borrowing Base. If, within such five (5) Business Day period, the Agent has not notified Borrowers in writing that such Leasing Real Property shall be added to the Facility I Revolver Borrowing Base, as Eligible Leasing Real Property, then Agent shall be deemed to have not approved such Leasing Real Property as being added to the Facility I Revolver Borrowing Base, as Eligible Leasing Real Property.

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8.10           General Provisions.

8.10.1      Maintaining Insurance Coverage; Waiver of Subrogation. Each Borrower must maintain, or cause to be maintained, in full force and effect (and must deliver to Agent copies of), insurance coverages in form and substance reasonably satisfactory to Agent. To the fullest extent possible, each Borrower hereby waives all rights of subrogation on behalf of itself and any of its insurers regarding any and all claims which such Borrower is required to insure against under the Loan Documents. Agent acknowledges that all insurance coverages provided to Agent as of the Closing Date (and, with respect to Eligible Leasing Real Property, as of the date such Eligible Leasing Real Property is added to the Facility I Revolver Borrowing Base) are satisfactory.

8.10.2      Patriot Act8.10.3. Promptly following any request therefor, Borrowers shall provide information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws, including but not limited to a Beneficial Ownership Certification form acceptable to Agent or Lender.

SECTION 9.        REPRESENTATIONS AND WARRANTIES

9.1               General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments and Loans, each Borrower represents and warrants that:

9.1.1          Organization and Qualification.

(a)                Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction where it is formed, and qualified and authorized to do business in all jurisdictions in which the conduct of its business and affairs requires it to be so qualified. Borrower has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business as presently conducted and to deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party; all consents necessary to authorize its execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party have been duly adopted and are in full force and effect; and this Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by Borrower. Borrower uses no trade name other than its actual name.

(b)                Each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and qualified and authorized to do business in all jurisdictions in which the conduct of its business and affairs requires it to be so qualified. Each Guarantor has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business as presently conducted, and to execute, deliver and perform its obligations under the Guaranties, the Indemnity and any other Loan Document to which it is a party; all consents necessary to authorize the execution, delivery and performance of the Guaranties, the Indemnity and the other Loan Documents to which it is a party have been duly adopted and are in full force and effect; and the Guaranties, the Indemnity and the other Loan Documents to which it is a party have been duly executed and delivered by such Guarantor.

9.1.2          Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its obligations under the Loan Documents to which it is a party. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party have been duly authorized by all necessary action, and do not (a) require any further consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law; (d) result in or require imposition of a Lien (other than Permitted Liens) on any Obligor’s Property, (e) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Obligor is a party or by which it or its properties may be bound or affected where any such breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect or (f) result in or require the creation or imposition of any Security Interest in any of its properties pursuant to the provisions of any agreement or other document binding upon or applicable to such Obligor or any of its properties, except pursuant to the Loan Documents. To the extent that any franchises, licenses, permits, certificates, authorizations, approvals or consents from any Governmental Authority, domestic or foreign, are material to the present conduct of the business and operations of Obligors or are required for the acquisition, ownership, operation or maintenance by Obligors of properties it now owns, operates or maintains or the present conduct of its businesses and operations, to the knowledge of Obligors, such franchises, licenses, permits, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor, in all material respects.

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9.1.3          Enforceability. Subject to Section 8.8 in respect of Security Instruments, each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to limitations on the availability of equitable remedies.

9.1.4          [Reserved].

9.1.5          Title to Properties; Priority of Liens. Each Borrower and each Subsidiary Guarantor has good and marketable title to (or valid leasehold interests in) the Leasing Real Property Collateral described in the Security Instruments delivered to Agent on or before the initial advance hereunder, subject to no lien, charge, mortgage, deed of trust, restriction or encumbrance, except Permitted Liens. There are no construction, mechanics’, materialman’s or other similar Liens which have been filed for work, labor or materials affecting the Leasing Real Property Collateral which are or may be Liens prior to, or equal or subordinate to, the Liens created by the Loan Documents except Permitted Liens. None of the Permitted Liens, individually or in the aggregate would reasonable be expected to materially, (i) interfere with the benefits of the security intended to be provided to Lenders by Loan Documents, (ii) adversely affect the value of the Leasing Real Property Collateral, (iii) impair the use or intended operations of the Leasing Real Property Collateral, or (iv) impair any Borrower’s ability to pay its Obligations in a timely manner.

9.1.6          Agreements.

(a)                Each Borrower’s Organic Documents are in full force and effect and are free from any material default on the part of Borrower. To Borrowers’ knowledge, Borrowers are not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which any Borrower is a party the effect of which default would constitute a Material Adverse Effect as to any Borrower.

(b)                Each Guarantor is not in material default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority the effect of which default would constitute a Material Adverse Effect as to such Guarantor. Each of Guarantor’s Organic Documents are in full force and effect and are free from any default on the part of such Guarantor. To Borrowers’ knowledge, each Guarantor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Guarantor is a party, the effect of which default would constitute a Material Adverse Effect as to such Guarantor.

9.1.7          Financial Statements. The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholders equity, of Borrowers and their Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Borrowers and Subsidiaries at the dates and for the periods indicated. The Borrowers and Subsidiary Guarantors, taken as a whole, are Solvent.

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9.1.8          Surety Obligations. No Borrower or Subsidiary Guarantor is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder (including Permitted Liens).

9.1.9          Taxes.

(a)                Each Borrower and each Guarantor has filed all federal, state and local tax returns and such other reports that it is required by Applicable Law to file, and has paid, or made provision for the payment of, all material amounts of Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. Borrowers know of no proposed material tax assessment against any Borrower or any Guarantor, and no Borrower or Guarantor is obligated by any other agreement, tax treaty, instrument or otherwise to contribute to the payment of taxes owed by any other person or entity, in each case, which would reasonably be expected to result in a Material Adverse Effect. To Borrowers’ knowledge, the provision for Taxes on the books of each Borrower and Subsidiary Guarantor is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

(b)                All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes due and owing under Laws in connection with the transfer of the Project to the applicable Obligor have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Project have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder. To Borrower’s knowledge, other than Permitted Liens, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Project, nor are there any contemplated improvements to the Project that would reasonably be expected to result in such special or other assessments and which, in each case, would reasonably be expected to result in a Material Adverse Effect.

9.1.10      Brokers. No Borrower or Affiliate, director or officer of such Borrower has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.

9.1.11      [Reserved].

9.1.12      Governmental Approvals. Other than as already obtained, no further authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by any Borrower or Guarantor of this Agreement, Notes, or any other Loan Documents to which such Borrower or Guarantor is a party.

9.1.13      Compliance with Laws. Each Borrower and each Subsidiary Guarantor has duly complied, and its Properties and business operations are in compliance, in all material respects, with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary Guarantor under any Applicable Law that would reasonably be expected individually or in the aggregate, to result in a Material Adverse Effect.

9.1.14      Compliance with Environmental Laws. Except as specifically disclosed in the Environmental Reports, or in any environmental or other reports or information delivered to or obtained by Agent, the Borrowers and Subsidiary Guarantors: (a) have not received any written notice of any Environmental Liability relating to any Leasing Real Property Collateral, the Equipment or the Improvements arising in connection with (i) any non-compliance with or violation of the requirements of any Environmental Law, or (ii) an Environmental Release or threatened Environmental Release of any Hazardous Substance, or other substance into the environment that would reasonably be expected to have a Material Adverse Effect; (b) have not received any written notice of any threatened or actual liability in connection with the Environmental Release or threatened Environmental Release of any Hazardous Substance, or other substance into the environment relating to the Leasing Real Property Collateral, the Equipment or the Improvements; or (c) have not received any written notice of any federal or state investigation evaluating whether any remedial action is needed to respond to an Environmental Release or threatened Environmental Release of any Hazardous Substances into the environment, which in each case would reasonably be expected to have a Material Adverse Effect.

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9.1.15      [Reserved].

9.1.16      Litigation. Except as shown on Schedule 9.1.16, as may be updated from time to time, there are no proceedings or investigations pending or, to the knowledge of any Borrower, threatened against any Borrower or Guarantor or affecting any of the Leasing Real Property Collateral or their respective other assets (if any), at law or in equity or before any Governmental Authority, domestic or foreign, which contests the validity or enforceability of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or as a result of which Borrower and/or Guarantor would reasonably be expected to become subject to any judgment or liability which if determined adversely to Borrower and/or Guarantor, would constitute a Material Adverse Effect. No Borrower or Guarantor is in default with respect to any applicable final judgment, writ, injunction, decree, rule or regulations of any Governmental Authority, domestic or foreign other than Non-Applicable Law (as defined on the Rider attached to this Agreement), which in each case would reasonably be expected to have a Material Adverse Effect.

9.1.17      No Defaults. No Event of Default exists, and to Borrower’s knowledge no material event of default by Borrower exists under any other material document to which Borrower is a party which relates to the ownership, occupancy, use, development, construction, renovation or management of the Project that would reasonably be expected to have a Material Adverse Effect. No Borrower is obligated for the payment of any commission or other fee with respect to the purchase of the Leasing Real Property Collateral, or if such Borrower is so obligated, such commission or other fee has been paid in full or provision has been made therefor.

9.1.18      ERISA. None of the Borrowers or Guarantors have adopted a Pension Plan. No Borrower or Guarantor is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA. None of the assets of any Borrower constitutes, by virtue of the application of 29 C.F.R. Section 2510.3-101(f) as modified by Section 3(42) of ERISA, “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. No Borrower or Guarantor is a “governmental plan” within the meaning of Section 3(32) of ERISA. Transactions by or with Borrowers and/or Guarantors are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

9.1.19      [Reserved].

9.1.20      [Reserved].

9.1.21      Payable Practices. No Borrower or Subsidiary Guarantor has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

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9.1.22      Not a Regulated Entity. No Borrower or Guarantor is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

9.1.23      Margin Stock. No portion of any Loan hereunder will be used to purchase or carry any “margin stock” as defined in Regulation U of the Board of Governors or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of said Regulation U. No portion of any Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors or any other regulation of the Board of Governors.

9.1.24      Subsidiaries. The Subsidiary Guarantors are set forth in Schedule 9.1.24 as may be updated from time to time.

9.1.25      Anti-Corruption Laws; Sanctions. Borrowers, Guarantors and their respective Subsidiaries and their respective officers and employees and to the knowledge of Borrowers and Guarantors, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Borrowers and Guarantors have implemented and maintain in effect for themselves and their respective Subsidiaries policies and procedures to ensure compliance by Borrowers, Guarantors, their respective Subsidiaries, and their respective officers, employees, directors, and agents with Anti-Corruption Laws and applicable Sanctions. No Borrower, Guarantor or any of its respective Subsidiaries is an individual or entity that is, or is fifty percent (50%) or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (i) the target of any Sanctions or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (currently Crimea, Cuba, Iran, North Korea and Syria).

9.1.26      Defects and Hazards. Except as disclosed in any environmental or other reports or information delivered to or obtained by Agent and Permitted Liens, no Borrower or Subsidiary Guarantor knows of any material defects, facts or conditions affecting the Leasing Real Property Collateral that would make it unsuitable for the use contemplated hereunder or of any abnormal hazards (including soils and groundwater contamination, earth movement or slippage) affecting the Leasing Real Property Collateral.

9.1.27      Condemnation. No material condemnation proceeding is pending or, to Borrower’s knowledge, threatened in writing against the Leasing Real Property Collateral.

9.1.28      [Reserved].

9.1.29      [Reserved].

9.1.30      Unregistered Securities. No Obligor has: (a) issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law; or (b) violated any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in either case where the effect of such violation would constitute a Material Adverse Effect as to such Obligor.

9.1.31      Leases. Borrowers have delivered to Agent true, correct and complete copies of all Leases and material amendments thereof entered into or assumed in writing by any Guarantor that are currently affecting the Leasing Real Property Collateral or the Improvements, with respect to the Leasing Property Collateral, or both, and there are no oral agreements with respect to any such Lease. To the knowledge of Borrowers, each Lease constitutes the legal, valid and binding obligation of an Obligor and the lessee thereunder, is in full force and effect and is enforceable in accordance with its terms, and there are no material defaults with respect to any such Leases.

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9.1.32      Beneficial Ownership. As of the date of this Agreement, the direct and indirect owners of Borrower Agent that own more than ten percent (10%) direct or indirect interest in Borrower Agent are set forth in the Beneficial Ownership Certification attached hereto as Schedule 9.1.32, which is true and correct in all respects.

9.1.33      Accuracy of Information. To each Borrower’s knowledge, all factual information heretofore or herewith delivered by or on behalf of any Borrower or Guarantor to Agent, including financial statements and other financial information, for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of such date. To the best of Borrowers’ knowledge, there has been no change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with any Loan inaccurate, incomplete or otherwise misleading in any material respect or that otherwise result in a Material Adverse Effect.

9.1.34      Borrower Status. Each Borrower (or if such Borrower is a disregarded entity for U.S. federal income tax purposes, its regarded owner) is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code. No Borrower or Guarantor is a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign estate”, “affiliate” of a “foreign person” or a “United States intermediary” of a “foreign person” within the meaning of the International Investment and Trade Services Survey Act, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

SECTION 10.    COVENANTS AND CONTINUING AGREEMENTS

10.1           Affirmative Covenants. As long as any Commitments or Obligations are outstanding:

10.1.1      Inspections; Appraisals.

(a)                Each Borrower shall permit (and shall cause each Subsidiary Guarantor to permit) Agent and other consultants of Agent from time to time, subject to the rights of tenants and any other permitted users of the Leasing Real Property Collateral and during normal business hours and upon reasonable prior written notice, to visit and inspect the Properties of any Borrower or Subsidiary Guarantor, inspect, audit and make extracts from any Borrower’s or Subsidiary Guarantor’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary Guarantor’s business, financial condition, assets, prospects and results of operations. Further the Borrowers agree (and shall cause Subsidiary Guarantors to agree) that Agent and other consultants as Agent may require and their representatives will have access to all Leasing Real Property Collateral at all reasonable times and will have the right to enter each such Leasing Real Property Collateral and to conduct such inspections thereof as they deem necessary or desirable for the protection of Lenders’ interests, subject to the rights of tenants and any other permitted users of the Leasing Real Property Collateral and during normal business hours and upon reasonable prior written notice, and any such inspections shall be visual in nature unless Agent reasonably determines that invasive inspection is needed. Lenders may participate in any such visit or inspection, at their own expense. Secured Parties shall have no duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Borrowers acknowledge (and shall cause Subsidiary Guarantors to acknowledge) that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and the Borrowers and Guarantors shall not be entitled to rely upon them. Agent and Lenders shall make reasonable efforts to avoid interfering with the quiet enjoyment of any Leasing Real Property Collateral by any tenant or other permitted user thereof when exercising any of the rights granted in this Section.

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(b)                Each Borrower shall reimburse Agent for all its reasonable, documented, out-of-pocket charges, costs and expenses in connection with (i) examinations of Obligors’ books and records or any other financial or Collateral matters as it reasonably deems appropriate (provided that, Obligors shall have no obligation to pay for any cost relating to any examinations or inspections of Obligors’ books and records more than once per calendar quarter); and (ii) upon Agent’s request, appraisals of any or all of the Leasing Real Property Collateral prepared by an appraiser acceptable to Agent, up to one time per Loan Year and provided that such updated appraisal is required either (w) by the current banking laws or regulations, (x) in connection with confirming Borrowers’ compliance with the Loan to Value Requirement, (y) in connection with any casualty or condemnation affecting the Project or a portion thereof, or that the Project is financially impaired, (z) if required by any Lender in connection with an increase in Commitments; provided, however, that if an Event of Default has occurred and is continuing, all charges, costs and expenses incurred by Agent and Lenders relating thereto shall be reimbursed by Borrowers without regard to such limits. Subject to the foregoing limits, Borrowers shall pay Agent’s then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the reasonable charges of any third party used for such purposes. The Facility I Revolver Borrowing Base calculations shall not include Collateral acquired outside the Ordinary Course of Business until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) satisfactory to Agent. Borrowers must cooperate (and shall cause each Subsidiary Guarantor to cooperate) with Agent and the appraiser in obtaining the necessary information to prepare each such updated appraisal, and, if Borrowers are required to pay for each such updated appraisal, Borrowers must reimburse Agent for each such updated appraisal within fifteen (15) days of Borrowers’ receipt of an invoice from Agent.

10.1.2      Financial and Other Information. Each Borrower shall keep (and cause Subsidiary Guarantors to keep) adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish (and, as applicable, cause Subsidiary Guarantors to furnish) to Agent:

(a)                within ninety (90) days after the end of each Fiscal Year, (i) balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders equity for such Fiscal Year, on consolidated bases for Parent, which consolidated and consolidating statements shall be audited and certified (without qualification, except as may be standard and customary in the industry), by a firm of independent certified public accountants of recognized standing selected by Borrowers and reasonably acceptable to Agent or (ii) copies of any 10-K reports filed by Parent with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange, whichever is applicable, (iii) in comparative form against the end of such Fiscal Year, corresponding figures for the preceding Fiscal Year, and (iv) any other information reasonably required by Agent;

(b)                within forty-five (45) days after the end of each calendar quarter, (i) unaudited balance sheets as of the end of such calendar quarter and the related statements of income and cash flow for such calendar quarter and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Parent, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such calendar quarter, subject to normal year-end adjustments and the absence of footnotes, or (ii) copies of any 10-Q reports filed by Parent with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange, whichever is applicable;

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(c)                with regards to forty-five (45) days after the end of each fiscal quarter, a Compliance Certificate executed by the chief financial officer of Borrower Agent;

(d)                within forty-five (45) days after the end of each fiscal quarter, operating statements for each Leasing Real Property Collateral in form and substance reasonably acceptable to Agent;

(e)                within thirty (30) days after the expiration of any such license, copies of valid cannabis licenses required hereunder with respect to each tenant on the Leasing Real Property Collateral;

(f)                 within thirty (30) days after the end of each Fiscal Year, good standing certificates with respect to the Obligors delivered by the Secretary of State (or equivalent) of the state in which each tenant on the Leasing Real Property Collateral is organized;

(g)                within thirty (30) days after the end of each month, a Borrowing Base Report in form and substance reasonably acceptable to Agent calculating the Facility I Revolver Borrowing Base, certified by the CFO or other authorized individual, of each Borrower;

(h)                [Reserved];

(i)                 With respect to each Leasing Real Property Collateral, within ninety (90) days of the end of the applicable tenant fiscal year (subject to reporting timeframes of publicly traded tenants), or such longer time period as may be provided to a tenant in the applicable Lease, balance sheets and the related statements of income, cash flow and shareholders equity for such tenant, or if unavailable, financial reporting in respect of the applicable Leasing Real Property Collateral satisfactory to Agent in its Permitted Discretion (provided that with respect to publicly traded tenants, the issuance of financial results and filing of documents with the SEC, through www.sec.gov or another securities regulatory authority shall constitute delivery to Agent); and

(j)                 from time to time, and with reasonable promptness, Borrowers must, and will cause Guarantors to, deliver to Agent (i) such other reports and information as Agent may reasonably request related to the Collateral; (ii) such further information regarding the business, affairs and financial condition of any Borrower or any Guarantor as Agent may reasonably request; (iii) information and documentation reasonably requested by Agent for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws; and (iv) on or promptly after any time at which any Borrower or any Guarantor becomes subject to the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in form and substance acceptable to Agent.

10.1.3      Notices. Each Borrower shall notify Agent in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) any action or proceeding instituted by or against any Borrower, any Guarantor, or any property of any Borrower or Guarantor, in any federal or state court or before or by any commission or other regulatory body, federal, state or local, or any such proceedings threatened against any Borrower, any Guarantor, or any property of any Borrower or Guarantor, which could reasonably be expected to cause a Material Adverse Effect, (b) any Default or Event of Default, including describing the same in reasonable detail, to the extent known, and what action Borrowers proposes to take with respect thereto, (c) all litigation and other proceedings against any Borrower or Parent in which the amount sought to be recovered exceeds $5,000,000, or any Subsidiary Guarantor in which the amount sought to be recovered exceeds $500,000, except in cases when the claim is covered by insurance and the insurance company is not disputing the claim, (d) all proceedings before any Governmental Authority affecting any Borrower, any Guarantor, or any property of any Borrower or Guarantor, which, if adversely determined, would constitute a Material Adverse Effect as to such party, and (e) any change in the information provided in any Beneficial Ownership Certification from the information set forth in Schedule 9.1.32.

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10.1.4      [Reserved].

10.1.5      Compliance with Laws. Each Borrower shall comply (and shall cause each Guarantor to comply) with all Applicable Laws, including ERISA, Environmental Laws, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect; provided, however, that Borrowers will have the ability to contest any alleged failure to conform to or comply with Applicable Laws so long as such obligations are diligently contested by appropriate proceedings pursued in good faith and any penalties or other adverse effect of its nonperformance are stayed or otherwise not in effect, or a cash escrow deposit equal to all such contested payments and potential penalties or other charges is established with EWB, as determined by Agent in its discretion.

10.1.6      Taxes. Each Borrower must (and shall cause each Subsidiary Guarantor to) pay and discharge (or cause to be paid and discharged) prior to delinquency, all material amounts of taxes, assessments and other governmental charges upon the Improvements, as well as all claims for labor and materials which, if unpaid, might become a lien or charge upon the Improvements; provided, however, that Borrowers may contest the amount, validity and/or applicability of any of the foregoing which is being contested in good faith and by proper proceedings, and in material accordance with the terms of the Security Instrument.

10.1.7      Insurance. Borrowers must maintain (and cause each Subsidiary Guarantor to maintain), or cause to be maintained, in full force and effect (and must deliver to Agent copies of), insurance coverages in form and substance reasonably satisfactory to Agent in its Permitted Discretion. To the fullest extent possible, each Borrower hereby waives all rights of subrogation on behalf of itself and any of its insurers regarding any and all claims which such Borrower is required to insure against in this Agreement. Agent and Lenders acknowledge that all insurance coverages provided to Agent as of the date of this Agreement (and, with respect to Eligible Leasing Real Property, as of the date such Eligible Leasing Real Property is added to the Facility I Revolver Borrowing Base) are satisfactory.

10.1.8      Licenses. Each Borrower shall promptly obtain and comply with (or require tenants or Subsidiary Guarantors to obtain and comply with), in all material respects, all necessary Licenses regarding the Leasing Real Property Collateral and satisfy within any applicable time periods required by or specified in any Governmental Requirements, the requirements of, all governmental entities necessary to operate the Improvements, in all material respects, and must promptly deliver the same to Agent upon its written request.

10.1.9      [Reserved].

10.1.10  Loss of Note or other Loan Documents. Upon notice from Agent of the loss, theft, or destruction of any Note and if requested by Borrower Agent upon receipt of an affidavit of lost note and an indemnity from Agent in the form customarily given by institutional lenders, or in the case of mutilation of a Note, upon surrender of such mutilated Note, Borrowers must make and deliver a new note of like tenor in lieu of the then to be superseded Note. If any of the other Loan Documents were lost or mutilated, Borrowers agree to execute and deliver replacement Loan Documents in the same form of such Loan Document(s) that were lost or mutilated.

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10.1.11  Anti-Corruption Laws.

(a)                Each Borrower will, and will cause their respective Subsidiaries and Guarantors and the Obligors respective Subsidiaries to, comply in all material respects with all Anti-Corruption Laws and applicable Sanctions. Borrowers will maintain (and will cause Guarantors to maintain) in effect and enforce policies and procedures designed to ensure compliance by such Obligors, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(b)                Each Obligor shall provide such information and take such actions as are reasonably requested by Agent in order to assist Agent in maintaining compliance with any anti-money laundering laws.

10.1.12  Responsibility for Improvements.

(a)                To the extent applicable, subject to force majeure and the availability of funds therefor, and subject to the rights and obligations of any tenants, if applicable, each Borrower must expeditiously complete and fully pay for the construction of the Project in a good and workmanlike manner and materially in accordance with the plans therefor, and in material compliance with all applicable Governmental Requirements, and any covenants, conditions, restrictions and reservations applicable thereto.

(b)                Each Borrower and Subsidiary Guarantor must correct or cause to be corrected, within a time period reasonably required by Agent from time to time: (i) any defect in the Improvements if such defect would cause a breach of the Lease that would permit the tenant to terminate the Lease, or (ii) any encroachment by any part of the Improvements or any other structure located on the Leasing Real Property Collateral on any building line, easement, property line or restricted area, to the extent the same (x) is not a Permitted Lien, and (y) would reasonably be expected to result in a Material Adverse Effect.

10.1.13  [Reserved].

10.1.14  Title to the Property. From and after the recordation thereof in accordance with Section 8.8 and Section 11.6, each Borrower will warrant and defend (and cause each Subsidiary Guarantor to warrant and defend) the validity and priority of any Liens of the Security Instrument (including for the avoidance of doubt, any TI Assignment) on the Leasing Real Property Collateral against the claims of all Persons whomsoever, subject only to Permitted Liens.

10.1.15  Use of Proceeds.

(a)                Subject to the terms and conditions of Section 2, each Obligor will not, and will not permit any of its Subsidiaries to, use the proceeds of any advance made hereunder for any purpose other than (a) on the Closing Date, to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) for any lawful purpose that is not prohibited by this Agreement or the other Loan Documents.

(b)                Each Borrower will not request any advance, and will not use, and each Borrower will ensure that its Subsidiaries and its or their respective directors, officers, employees and agents do not use, the proceeds of any advance in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. Each Borrower will not, directly or indirectly, use the proceeds of the advances, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the advances, whether as underwriter, advisor, investor, or otherwise).

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10.1.16  Loan to Value Requirement; Remargining. Following the occurrence of an Event of Default, Borrowers shall comply with the Loan To Value Requirement. In the event that the Agent obtains an appraisal of all Leasing Real Property Collateral that indicates that the Loan to Value Requirement is not satisfied and Borrowers’ Debt Service Coverage Ratio Portfolio is less than 1.40 to 1.00 with respect to a Loan, Borrowers agree to either prepay within ten (10) Business Days after written notice from Agent to Borrower’s representative such amount of principal necessary to bring such Loan into compliance with the Loan to Value Requirement, along with any and all other documented out-of-pocket costs and expenses which Borrowers are required to pay in connection with a prepayment of such Loan, which prepayment will be applied in accordance with Section 2.6 or provide additional Eligible Leasing Real Property in accordance with Section 8.9.2, in order to bring such Loan into compliance with the Loan to Value Requirement.

10.1.17  Subordination Agreements; Agent and Borrowers Estoppel Statements.

(a)                During the existence of an Event of Default, upon Agent’s request, Borrowers must promptly request from tenants and deliver to Agent (subject to any form requirements and time periods for delivering the same under the applicable Lease), an estoppel certificate and/or subordination agreements from each tenant under any Lease.

(b)                After written request by Agent, Borrowers must within ten (10) Business Days furnish Agent with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Revolver Loans, (ii) the then current Loan Rate, (iii) the date installments of interest and/or principal were last paid, (iv) Borrowers’ knowledge of any offsets or defenses to the payment of any Loan, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(c)                After request by the Borrowers, Agent must within ten (10) Business Days furnish Borrowers with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Revolver Loans, (ii) the then current Loan Rate, (iii) the date installments of interest and/or principal were last paid and (iv) whether or not Agent has sent any notice of default under the Loan Documents which remains uncured in the opinion of Agent.

10.1.18  Leasing Real Property Collateral Accounts. Each Borrower must maintain (and if requested by Agent, shall cause each Subsidiary Guarantor to maintain) all Leasing Real Property Collateral related operating accounts with EWB.

10.1.19  Operating Accounts. During the term of this Agreement, each Borrower will, and will cause each Subsidiary Guarantor to, maintain the following Deposit Accounts:

(a)                Operating Accounts. Each Borrower and each Subsidiary Guarantor must open and maintain at EWB Operating Accounts for in respect of the Leasing Real Property Collateral and related Leases. Each Borrower and each Subsidiary Guarantor must at all times deposit, or cause to be deposited, in each case, promptly but in any event within two (2) Business Days of receipt thereof, all gross revenues from the Leasing Real Property Collateral into the applicable Operating Account. Withdrawals by any Borrower or Subsidiary Guarantor from such Operating Account may be made if no Event of Default exists.

(b)                Security Agreement for Operating Accounts. Each Borrower and each Subsidiary Guarantor will open and maintain at EWB the Operating Accounts under the terms and conditions set forth above together with any successor accounts and all subaccounts of any of the foregoing. Each Borrower and each Subsidiary Guarantor hereby grants to Agent, for the ratable benefit of the Lenders, a first lien security interest in each of the Operating Accounts and such other accounts described in the preceding sentence, whether now existing or hereafter established, and all funds from time to time on deposit therein. Each Borrower and each Subsidiary Guarantor will maintain each Operating Account free and clear of any claim, lien or other encumbrance other than the security interest granted to Agent hereunder and other Permitted Liens. The parties acknowledge and agree that each of the Operating Accounts is a “deposit account” within the meaning of Section 9-104 of the UCC. During the term of this Agreement, Agent will at all times have “control” of the Operating Accounts and all assets now or hereafter credited thereto within the meaning of Section 9-106 of the UCC or Section 9-104(a) of the UCC for purposes of maintaining its first and prior perfected security interest therein.

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10.2           Negative Covenants. As long as any Commitments or Obligations are outstanding, unless prior written consent of a modification or amendment to this Section 10.2 is provided by Agent and any and all Lenders that are necessary or required to permit such consent, as determined in accordance with and subject to the requirements set forth in Section 14.1:

10.2.1      Permitted Debt. Each Borrower shall not, and shall cause each Subsidiary Guarantor not to, create, incur, guarantee or suffer to exist any Debt, except:

(a)                the Obligations;

(b)                Permitted Indebtedness;

(c)                unsecured trade payables incurred in the Ordinary Course of Business which (i) are not evidenced by a note, and (ii) are outstanding not more than ninety (90) days past the date incurred (unless being disputed in good faith);

(d)                solely with respect to the Borrower Agent, any other Indebtedness provided that the following conditions are satisfied: (i) immediately after giving effect to and immediately prior to the incurrence of such Indebtedness, Borrowers shall be in pro forma compliance with the financial covenants set forth in Section 10.3, (ii) such Indebtedness shall not secure any interest in the Collateral (including for the avoidance of doubt, any Leasing Real Property Collateral) and (iii) the incurrence of such Indebtedness shall not cause any Subsidiary Guarantor to incur Indebtedness; and

(e)                each of the Indentures.

10.2.2      Permitted Liens. Each Borrower shall not, and shall cause each Subsidiary Guarantor not to, create or suffer to exist any Lien upon any of its Property (including for the avoidance of doubt, Leasing Real Property Collateral), except the following (collectively, “Permitted Liens”):

(a)                Liens in favor of Agent and Lenders;

(b)                Liens for Taxes not yet delinquent or being Properly Contested;

(c)                rights of tenants under Leases, licenses, or other use or occupancy agreements;

(d)                statutory Liens (other than Liens for delinquent Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary Guarantor;

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(e)                Liens arising by virtue of a judgment or judicial order against any Borrower or Guarantor, or any Property of a Borrower or Guarantor, that do not constitute an Event of Default under Section 11.1(j);

(f)                 easements, zoning restrictions, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business of a Borrower or any Subsidiary Guarantor;

(g)                Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are at all times junior to Agent’s Liens and are required or provided by law;

(h)                carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the Ordinary Course of Business which are not overdue for a period of more than ninety (90) days, removed within sixty (60) days of filing or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(i)                 any Liens affecting any Subsidiary of a Borrower that is not a Subsidiary Guarantor;

(j)                 all matters of record disclosed on the title policies provided by Borrower to Agent;

(k)                security given to a public utility or any municipality or Governmental Authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(l)                 Liens (i) upon or in any equipment which was not financed by Lenders acquired or held by any Borrower or Subsidiary Guarantor to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

(m)              other statutory Liens incidental to the conduct of Borrower’s or any Subsidiary Guarantor’s business or the ownership of its property and assets that (i) were not incurred in connection with the incurring of indebtedness or the obtaining of advances or credit, (ii) secure obligations that are not delinquent and (iii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(n)                any Lien securing a Tenant Improvement Loan; and

(o)                solely with respect to the Borrower Agent, any other Liens provided that the following conditions are satisfied: (i) immediately after giving effect to and immediately prior to the incurrence of such Lien, Borrowers shall be in pro forma compliance with the financial covenants set forth in Section 10.3, (ii) such Lien is not incurred with respect to any Collateral (including for the avoidance of doubt, any Leasing Real Property Collateral), (iii) the incurrence of such Lien shall not cause any Subsidiary Guarantor to grant a Lien on any of its real or personal property and (iv) such Lien secures Permitted Indebtedness.

(p)                other Liens, charges and encumbrances on title to the Leasing Real Property Collateral or arising under Permitted Indebtedness and approved by Agent in writing.

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10.2.3      Leases. Borrowers (a) may not (or permit Subsidiary Guarantors to make) enter into any Lease with respect to Leasing Real Property Collateral that has not been approved in writing by Agent, such approval not to be unreasonably withheld, conditioned, or delayed; (b) may not amend or modify (or permit Subsidiary Guarantors to amend or modify) any Lease with respect to Leasing Real Property Collateral unless Agent has given its prior written consent thereto, such consent not to be unreasonably withheld, conditioned, or delayed (it being understood and agreed that Agent will exercise commercially reasonable efforts to respond to any request for consent within five (5) Business Days of receipt of a request and failure of Agent to affirmatively consent or respond to any such requested amendment or modification for a period of thirty (30) days after such written request is made by such Borrower or Subsidiary Guarantor will be deemed approval on the part of Agent), provided that a Borrower or Subsidiary Guarantor may, without Agent’s consent, enter into an amendment or modification of a Lease that does not result in terms that are less financially beneficial to such Borrower or Subsidiary Guarantor or that is not adverse to the interests of Agent or any Lender; (c) will deliver to Agent fully-executed copies of each Lease, and any amendment or modification of each Lease; (d) must comply (or cause the applicable Obligor to comply) in all material respects with the terms, covenants, agreements, conditions and requirements of each Lease, (e) must enforce (or cause the applicable Obligor to enforce) the material terms, covenants, agreements, conditions and requirements contained in each Lease upon the part of the tenants thereunder to be observed or performed, provided, however, that Borrowers will not be obligated to cure any default by any tenant nor shall Borrowers terminate or accept a surrender of a Lease without Agent’s prior written approval, such approval not to be unreasonably withheld, conditioned, or delayed; (f) must promptly notify Agent when any Borrower or Subsidiary Guarantor receives notice of any material default by any Borrower or Subsidiary Guarantor as landlord under any Lease; (g) will not collect (or permit any Subsidiary Guarantor to collect) any of the rents more than one (1) month in advance; (h) will not execute (or permit any Subsidiary Guarantor to execute) any assignment of the landlord’s interest in the Leases except as contemplated by the Loan Documents or pursuant to Permitted Liens; (i) will, upon Agent’s request, execute and deliver (and will cause the applicable Subsidiary Guarantors to execute and deliver) all further assurances, confirmations and assignments in connection with the Leases as Agent may reasonably require from time to time; and (j) will not enter (or permit any Subsidiary Guarantor to enter) into a ground lease of any portion of the Leasing Real Property Collateral, without Agent’s prior written approval.

10.2.4      Distributions. Borrowers shall not make (or permit any Subsidiary Guarantors to make) any distribution or other Restricted Payment to any Person that is not an Obligor in any calendar quarter unless (i) Borrowers have delivered the most recent Compliance Certificate to Agent as required by Section 10.1.2, and (ii) no Event of Default exists immediately before making such distribution or other Restricted Payment, and no Event of Default would occur as a result of making such distribution or other Restricted Payment. Notwithstanding the foregoing or anything in this Agreement or any of the other Loan Documents to the contrary, and notwithstanding that an Event of Default may have occurred, (a) each of the Subsidiary Guarantors shall have the right to make distributions to Borrower Agent, (b) Borrower Agent shall have the right to make distributions to Parent and to holders of partnership interest in Borrowers, (c) Parent shall have the right to make distributions (i) to its shareholders, in amounts sufficient to enable each such entity to qualify and maintain status as a REIT and to avoid the imposition of U.S. federal or state income or excise Taxes, (ii) to its shareholders, in amounts otherwise sufficient to enable Parent to so qualify and avoid such Taxes, (iii) for any taxable year of Parent in the form of distributions to its shareholders with respect to such taxable year to the extent necessary to (A) avoid the imposition of U.S. federal income taxes or state level entity or income taxes and (B) avoid the imposition of the excise tax described by Section 4981 of the Code on the Company, (iv) may declare and make dividend payments or other distributions payable solely in its common stock, and (d) each Obligor and their respective Subsidiaries may make distributions to the extent required to fund reasonable out-of-pocket administrative and operating expenses of the Parent incurred in the ordinary course of business and to the extent attributable to any activity of or with respect to the Parent that is not otherwise prohibited by this Agreement.

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10.2.5      [Reserved].

10.2.6      Transferring, Conveying or Encumbering the Leasing Real Property Collateral, Equipment, Improvements or Interests in Borrowers; Change of Control. The Borrowers shall not, without the consent of Agent:

(a)                Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of the Subsidiary Guarantors to Transfer, all or any part of its business or property, other than (i) Transfers of assets in the ordinary course of business, (ii) Transfers of property (other than the Leasing Real Property Collateral) so long as no Event of Default exists or would result therefrom, (iii) issuance of Equity Interests in Borrower Agent in connection with acquisitions of properties or as compensation to employees or board members of Borrower Agent or Parent, (iv) the issuance by Parent of equity in offerings, in connection with acquisitions of property, as compensation, or upon redemption of Equity Interests in Borrower Agent, (v) Transfers necessary to enable Parent to continue to qualify as a “real estate investment trust” pursuant to Sections 856 through 860 of the Code (a “REIT”) and to avoid the imposition of any U.S. federal or state income or excise Taxes, and (vi) Transfer permitted by the terms of this Agreement or the other Loan Documents, including Transfers of Release Property.

(b)                Suffer or permit (or permit any of the Guarantors to suffer or permit) a Change of Control.

(c)                Other than in connection with a Permitted Transfer, merge or consolidate into any Person or permit any other Person to merge into any Borrower or Subsidiary Guarantor, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person or permit any Subsidiary Guarantor to do so. Notwithstanding the foregoing, Borrowers and Subsidiary Guarantors shall be permitted to acquire all or any portion of the capital stock or property of another Person, provided that the transaction otherwise satisfies the requirements of this Section 10.2.6.

(a)                Incur (or permit any Subsidiary Guarantor to incur) any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than the debt permitted under Section 10.2.1.

(b)                Create, incur, assume or suffer to exist any Lien with respect to any Leasing Real Property Collateral, or enter into any agreement with any Person other than Agent to grant a security interest in, or otherwise encumber any Leasing Real Property Collateral, or permit any Guarantor to do so except, in each case, for Permitted Liens.

The transactions expressly permitted by this Section 10.2.6 are collectively referred to herein as “Permitted Transfers”.

10.2.7      Loans. No Subsidiary Guarantor shall make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) as long as no Default or Event of Default exists, intercompany loans by a Borrower to another Borrower; and (e) Tenant Improvement Loans.

10.2.8      [Reserved].

10.2.9      Maintain Existence. Each Borrower will preserve and maintain, and cause each Guarantor to preserve and maintain, its existence, rights and privileges in the jurisdiction of its organization and qualify and remain qualified in each jurisdiction in which such qualification is necessary in view of its business and operations. Other than in connection with a Permitted Transfer, no Borrower or Guarantor may (a) amend, restate or otherwise modify any of its Organic Documents, or (b) convert or otherwise change its organizational structure, in each case, if the same would reasonably be expected to cause a Material Adverse Effect, without the prior written consent of Agent.

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10.2.10  Further Assurances. Borrowers’ must (and must cause the other Obligors to), at Borrowers’ sole cost and expense: (a) execute and deliver to Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Agent may reasonably require; and (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Agent reasonably requires from time to time.

10.2.11  [Reserved].

10.2.12  Tax Consolidation. Each Borrower shall not, and shall cause each Subsidiary Guarantor not to, file or consent to the filing of any consolidated income tax return with any Person other than other Obligors and their respective Subsidiaries.

10.2.13  Accounting Changes. The Borrowers shall not make (or permit any of the Subsidiary Guarantors to make) any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14  [Reserved].

10.2.15  [Reserved].

10.2.16  Conduct of Business. Borrowers will not engage in any business, or permit any Subsidiary Guarantor to engage in any business that would change the Parent’s status as a REIT.

10.2.17  Affiliate Transactions. Borrowers shall not, and shall not cause any Subsidiary Guarantor to, enter into or be party to any transaction with an Affiliate, except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities; (c) transactions solely between or among any of the Borrowers and Subsidiary Guarantors; (d) transactions with Affiliates consummated prior to the Closing Date, as shown on Schedule 10.2.17; and (e) transactions with Affiliates in the Ordinary Course of Business, or otherwise upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.18  Plans. Borrowers will not (or permit any Guarantor to) adopt a Pension Plan. At all times while the Obligations are outstanding, (i) Borrowers will not be (or permit any Guarantor to be) an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (ii) none of the assets of any Borrower or Guarantor will constitute, by virtue of the application of 29 C.F.R. Section 2510.3-101(f) as modified by Section 3(42) of ERISA, “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrowers will not be (or permit any Guarantor to be) a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with any Borrower or Guarantor will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

10.2.19  [Reserved].

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10.2.20  Debt Cancellation. Borrowers shall not permit any Subsidiary Guarantor to cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to such Subsidiary Guarantor by any Person, except for reasonably equivalent value and in the ordinary course of such Borrower’s or Subsidiary Guarantor’s business or otherwise in such Subsidiary Guarantor’s reasonable business judgment.

10.3           Financial Covenants. As long as any Commitments or Obligations are outstanding, Borrowers shall:

10.3.1      Liquidity. Throughout the term of this Agreement, Borrowers and Guarantors must maintain Liquidity equal to or greater than $15,000,000 in aggregate at all times, measured on a quarter-end basis.

10.3.2      Debt Service Coverage Ratio Portfolio. Throughout the term of this Agreement, Borrowers must maintain Debt Service Coverage Ratio Portfolio equal to or greater than 2.00 to 1.00, to be measured on a quarter-end basis. In the event that Borrowers fail to meet the Debt Service Coverage Ratio Portfolio covenant in accordance with the preceding sentence, Borrowers shall immediately upon demand make any necessary principal payments to Agent, or the Borrowers shall pledge (or cause other Obligors to pledge) additional Eligible Leasing Real Property pursuant to Section 8.9.2 or Substitute Collateral Property to Agent, at Agent’s reasonable discretion, so that the Debt Service Coverage Ratio Portfolio remains in compliance as set forth in this Section.

10.3.3      Debt Service Coverage Ratio Global. Throughout the term of this Agreement, Borrowers must maintain Debt Service Coverage Ratio Global equal to or greater than 2.00 to 1.00, to be measured on a quarter-end basis. In the event that Borrowers fail to meet the Debt Service Coverage Ratio Global covenant in accordance with the preceding sentence, Borrowers shall immediately upon demand make any necessary principal payments to Agent, or the Borrowers shall pledge (or cause other Obligors to pledge) additional Eligible Leasing Real Property pursuant to Section 8.9.2 or Substitute Collateral Property to Agent, at Agent’s reasonable discretion, so that the Debt Service Coverage Ratio Global remains in compliance as set forth in this Section.

SECTION 11.    EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1           Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)                Any Borrower defaults in any payment of principal due according to the terms of this Agreement and such default continues for a period of three (3) Business Days after the due date (whether due at stated maturity, on demand, upon acceleration or otherwise);

(b)                Any Borrower defaults in the payment of (i) interest due according to the terms of this Agreement and such default continues for a period of three (3) Business Days after the due date (whether due at stated maturity, on demand, upon acceleration or otherwise) or (ii) of fees or other amounts payable to Agent hereunder or under any other document other than as set forth in Section 11.1(a) and clause (i) of this Section 11.1(b), and such default continues unremedied for a period of three (3) Business Days after the due date, or if no due date is provided for, within ten (10) days after the date written demand therefor is made (whether due at stated maturity, on demand, upon acceleration or otherwise);

(c)                A Borrower breaches or fail to perform any covenant contained in Sections 10.1.3, 10.1.11, 10.1.15, 10.1.16, 10.1.18, 10.2 and 10.3 and Section 2 of the Rider;

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(d)                Any Borrower or Guarantor defaults in the performance or observance of any agreement, covenant or condition required to be performed or observed by such Borrower or Guarantor under the terms of this Agreement or any other Loan Document to which it is a party, other than a default described elsewhere in this Section 11.1, and such default continues unremedied for a period of thirty (30) days after the occurrence thereof; provided that, if a cure cannot reasonably be effected within such 30-day period and so long as such Borrower commences a cure within ten (10) days after receipt of such notice and thereafter diligently and expeditiously proceeds to cure such Default to completion, then such 30-day period will be extended for such time as is reasonably necessary for such Borrower or Guarantor in the exercise of due diligence to cure such default, such extension not to exceed ninety (90) days;

(e)                Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(f)                 Any Borrower or Guarantor is in default under any term, covenant or condition of any Note or of any of the other Loan Documents to which such Borrower or Guarantor, as applicable, is a party, other than a default described elsewhere in this Section 11.1, after the expiration of any cure period provided therein, if any (and if no cure period is provided, the cure period set forth in Section 11.1(d) above shall apply);

(g)                An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and: the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed or stayed within sixty (60) days after filing, the trustee is not discharged within sixty (60) days after the date of his appointment, or an order for relief is entered in the proceeding;

(h)                Other than Permitted Transfers, any Borrower, or any Guarantor either dissolves, terminates or winds-up or consolidates or merges with any other Person;

(i)                 Agent determines that an Overadvance exists at any time, after the expiration of any cure period provided in Section 2.3.5, if any;

(j)                 (i) A default occurs under any Indebtedness of any Borrower which would reasonably be expected to result in a Material Adverse Effect, or (ii) the entry of a final unappealable judgment against any Borrower or Guarantor which is not discharged within a period of thirty (30) days;

(k)                Any Guarantor for any reason contests the validity, repudiates or purports to revoke any Guaranty or the Indemnity, or any Guaranty or the Indemnity at any time and for any reason ceases to be in full force and effect; provided that the release of one or more Guarantors from its or their Obligations under the Loan Documents, as required by the express terms of the Loan Documents or otherwise consented to by Agent, shall not constitute an Event of Default;

(l)                 A default occurs under any Lease which is not cured within any applicable cure periods set forth in the Lease and such default is reasonably likely to result in a Material Adverse Effect;

(m)              An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; or

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(n)                Any Borrower or Guarantor defaults in the performance or observance of any agreement, covenant or condition required to be performed or observed by such Borrower or Guarantor pursuant to Section 10.1.2(a) through (j) and such default continues unremedied for a period of five (5) Business Days after receipt of notice of such default.

11.2           Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, unless such Event of Default is subsequently waived in writing by Agent (provided that Agent has no obligation whatsoever to grant any such waiver and any such waiver, if granted, will be considered a one-time waiver), Agent may exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:

(a)                Make one or more advances without obligation or liability to make any subsequent advance;

(b)                Suspend or terminate the obligation of Agent to make advances without notice to the Borrowers, provided, however, that if an Event of Default occurs under Section 11.1(g), each Lender’s obligation to make advances to Borrowers will immediately and automatically terminate without any action of Agent and without notice to or demand on Borrowers, provided further, however, that these remedies do not limit or restrict each Lender’s right to suspend making advances if an Event of Default exists;

(c)                Declare that the Commitment is terminated whereupon the Commitment is terminated;

(d)                Declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(e)                Exercise any or all remedies specified herein and in the other Loan Documents against any Borrower, Guarantor and/or any other party to the Loan Documents, including (without limiting the generality of the foregoing) the right to foreclose the Security Instrument, and/or any other remedies which it may have therefor at law, in equity or under statute;

(f)                 Cure the Event of Default on behalf of any Borrower, and, in doing so, enter upon the Leasing Real Property, and expend such sums as it may deem necessary or desirable in its Permitted Discretion, including reasonable attorneys’ fees, all of which will be deemed to be advances hereunder, even if it may cause the applicable Loan to exceed the face amount of its corresponding promissory note (if applicable), will bear interest at the Default Rate provided herein and will be payable by such Borrower on demand;

(g)                exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Borrower agrees that ten (10) days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations; and/or

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(h)                From and after the occurrence of an Event of Default and during the continuance thereof, Agent shall have the exclusive right to (a) receive and enforce the Leases and all amounts payable thereunder, (b) exercise any Borrower’s decision-making authority as landlord thereunder, and (c) collect all payments and recoveries thereon and all proceeds thereof, to be applied by Agent to payment of the Obligations in accordance herewith. Agent’s rights hereunder shall include, from and after the occurrence of an Event of Default and only during the continuance thereof, the exclusive right to collect and receive all payments, proceeds, and recoveries under and with respect to the Leases, including, without limitation, the exclusive right to enforce the provisions of the Leases in any manner Agent shall determine to be necessary or appropriate, including, without limitation, by judicial action or nonjudicial proceedings, and to otherwise bill for and account to Borrowers for any and all payments, proceeds, and recoveries thereon as herein provided. Notwithstanding the foregoing, each Borrower, alone, and not Agent, shall be obligated to fulfill all of the monetary and non-monetary obligations of the landlord under the Leases, provided that all rents received by Agent from tenants pursuant to the Leases for the payment of Taxes and insurance premiums relating to the Leasing Real Property Collateral shall be applied by Agent toward the payment of such Taxes and insurance premiums in accordance with the terms of the applicable Leases.

11.3           [RESERVED].

11.4           [RESERVED].

11.5           Remedies Cumulative; No Waiver.

11.5.1      Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2      Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

11.6           Springing Perfection. Subject to and in accordance with Section 8.8, following the occurrence of an Event of Default, Agent may, upon written notice to each Borrower, file or record Security Instruments and TI Assignments covering the Leasing Real Property Collateral; it being understood and agreed that Agent will not file or record any Security Instrument or TI Assignment with respect to the Leasing Real Property Collateral, Improvements, or Equipment until the occurrence and during the continuance of an Event of Default and further subject to the provisions of Section 8.8 with respect to Borrowers rights to cure such Event of Default pursuant to Section 11.10 below.

11.7           Rights to Cure Defaults and Protection of Collateral. After the occurrence and during the continuance of an Event of Default, Agent may, but without any obligation to do so and without notice to or demand on Borrowers and without releasing Borrowers from any Obligations, make any payment or do any act required of Borrowers hereunder or in the other Loan Documents with respect to any Obligations, which payment or action on the part of Agent will be in such manner and to such extent as Agent, in its discretion, deem necessary to protect the Collateral. Agent is authorized to enter upon the Project for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Project or to foreclose the Security Instrument or to collect the Obligations, and the documented out-of-pocket cost and expense thereof (including reasonable attorneys’ fees and expenses to the extent permitted by law), with interest as provided in this Section 11.7, will be an advance (even if the Commitment is exceeded) and will be due and payable to Agent upon demand. All such costs and expenses incurred by Agent in remedying any Default or Event of Default or in appearing in, defending, or bringing any such action or proceeding will bear interest at the Default Rate, for the period beginning on the first day that such cost or expense was incurred and continuing until the date of payment to Agent. All such costs and expenses incurred by Agent, together with interest thereon calculated at the Default Rate, will constitute a portion of each Loan and to be secured by the Security Instrument and the other Loan Documents and are immediately due and payable upon demand by Agent therefor. Any payments made by Agent, or costs or expenses incurred by Agent, under this Section 11.7, will correspondingly reduce the amount of the Commitment to the extent that the Commitment is not already fully advanced.

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11.8           Acceptance of a Cure. Agent may accept a cure of an Event of Default from time to time in its discretion but without any obligation whatsoever to do so. Borrowers will only be entitled to rely on such an acceptance if Agent expressly states, in writing, that it has accepted such a cure. If Agent accepts a cure of an Event of Default, and no other uncured Event of Default is then continuing, then Agent may agree in its discretion, but without any obligation to do so, to treat any provision in this Agreement or in any other Loan Document as if no Event of Default had ever occurred.

11.9           Acceptance of Payments. Borrowers agree that if Borrowers makes a tender of a payment but does not simultaneously tender payment of any late charge, Default Rate interest, or other amount then due and owing by Borrowers under this Agreement or the other Loan Documents, and such payment is accepted by Agent, with or without protest, such acceptance will not constitute any waiver of Agent’s rights to receive such amounts. Furthermore, if Agent accepts any payment from any Borrower or Guarantor after an Event of Default, such acceptance will not constitute a waiver or satisfaction of any such Event of Default. Any waiver or satisfaction of an Event of Default must be evidenced by an express writing of Agent.

11.10        Release of Property to Avoid Event of Default. Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, if a breach by any Obligor or an event or condition occurs that constitutes an Event of Default (including, without limitation, Events of Default under the Rider appended to this Agreement), no Event of Default shall be deemed to have occurred or be continuing (and Agent shall have no right to pursue the remedies afforded to Agent upon an Event of Default) in the event such Event of Default can be cured by the replacement of the impacted Leasing Real Property Collateral and such Obligor either (a) notifies Agent, within five (5) Business Days of Borrower becoming aware of the occurrence of the Event of Default, of its election to provide Substitute Collateral Property in place of the impacted Leasing Real Property Collateral in accordance with Section 8.7 and thereafter diligently pursues such replacement in accordance with the terms and conditions set forth in the last paragraph of Section 4 of the Rider, or (b) causes a Partial Release of the impacted Leasing Real Property Collateral in accordance with Section 8.9, as may be reasonably approved by Agent, and in such event, the impacted Leasing Real Property Collateral shall no longer constitute “Leasing Real Property Collateral” hereunder and the owner of such released “Leasing Real Property Collateral” shall be released from its obligations under the Loan Documents and shall no longer constitute a “Guarantor” hereunder.

11.11        Remedies Contingency. Notwithstanding any provision to the contrary set forth in the Loan Documents, subject to and excluding Borrowers timely payment of any Loan fees payable to Agent and Lenders as required hereunder, during the time period (a) prior to any Borrower requesting and receiving any Facility I Revolver Loan and (b) when there is no Facility I Revolver Loan or other Obligations outstanding, Lenders shall not be entitled to exercise any rights or remedies afforded to Lenders hereunder (including recording any Security Instrument or making any Protective Advances) if an Event of Default occurs during such time period and such Event of Default shall not be deemed an Event of Default hereunder for purposes of any reporting requirements, provided, however, that Agent and Lenders shall not be required to make any credit extension hereunder until such time as all conditions precedent to a credit extension under Section 6.3 of this Agreement shall have been satisfied or waived as required thereunder.

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SECTION 12.    AGENT

12.1           Appointment, Authority and Duties of Agent.

12.1.1      Appointment and Authority. Each Secured Party appoints and designates EWB as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise. Agent alone shall be authorized to determine eligibility and applicable advance rates under the Facility I Revolver Borrowing Base, whether to impose or release any reserve, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

12.1.2      Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

12.1.3      Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4      Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

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12.2           Agreements Regarding Collateral and Borrower Materials.

12.2.1      Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien on any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that Borrowers certify in writing is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 14.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Lien entitled to priority hereunder. As among Agent and Lenders, Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2      Possession of Collateral. Agent and Secured Parties appoint each Secured Party as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in Collateral held or controlled by it, to the extent such Liens are perfected by possession or control. If a Secured Party obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3      Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

12.3           Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy, e-mail or other electronic means) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any such delay in acting.

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12.4           Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If a Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations or assert any rights relating to any Collateral.

12.5           Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 2.6.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against an Operating Account without Agent’s prior consent.

12.6           Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, documented out-of-pocket costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

12.7           Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

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12.8           Successor Agent and Co-Agents.

12.8.1      Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor that is (a) a Lender or Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Event of Default exists) Borrowers. If no successor is appointed by the effective date of Agent’s resignation, then on such date, Agent may appoint a successor acceptable to it in its discretion (which shall be a Lender unless no Lender accepts the role) or, in the absence of such appointment, Required Lenders shall automatically assume all rights and duties of Agent. The successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. The retiring Agent shall be discharged from its duties hereunder on the effective date of its resignation, but shall continue to have all rights and protections available to Agent under the Loan Documents with respect to actions, omissions, circumstances or Claims relating to or arising while it was acting or transferring responsibilities as Agent or holding any Collateral on behalf of Secured Parties, including the indemnification set forth in Sections 12.6 and 14.2, and all rights and protections under this Section 12. Any successor to EWB by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

12.8.2      Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9           Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.10        Remittance of Payments and Collections.

12.10.1  Remittances Generally. Payments by any Secured Party to Agent shall be made by the time and date provided herein, in immediately available funds. If no time for payment is specified or if payment is due on demand and request for payment is made by Agent by 1:00 p.m. on a Business Day, then payment shall be made by the Secured Party by 3:00 p.m. on such day, and if request is made after 1:00 p.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

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12.10.2  Failure to Pay. If any Secured Party fails to deliver when due any amount payable by it to Agent hereunder, such amount shall bear interest, from the due date until paid in full, at the greater of the Federal Funds Rate or the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for all Loans. In no event shall Borrowers be entitled to credit for any interest paid by a Secured Party to Agent, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2.

12.10.3  Recovery of Erroneous Payments. Without limitation of any other provision herein, if at any time Agent makes a payment hereunder in error to any Secured Party, whether or not in respect of an Obligation due and owing by Borrowers at such time, where such payment is a Rescindable Amount, then in any such event each Secured Party receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Secured Party in immediately available funds in the currency so received, with interest thereon for each day from and including the date such Rescindable Amount is received by it to but excluding the date of repayment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Secured Party irrevocably waives any and all defenses, including any defense of discharge for value (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Agent shall inform each Secured Party promptly upon determining that any payment made to such Secured Party was comprised, in whole or in part, of a Rescindable Amount.

12.10.4  Distributions. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party.

12.11        Individual Capacities. As a Lender, EWB shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include EWB in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

12.12        Titles. Each Lender, other than EWB, that is designated in connection with this credit facility as an “Arranger,” “Bookrunner” or “Agent” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

12.13        Secured Hedge Agreements.

12.13.1  Except as otherwise expressly set forth herein, no Hedge Bank that obtains the benefit of the provisions of Section 2.6, any Guaranty or any Collateral by virtue of the provisions hereof or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guaranty or any Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Section 12 to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Hedge Obligations arising under Secured Hedge Agreements except to the extent expressly provided herein and unless the Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Agent may request, from the applicable Hedge Bank.  The Agent shall not be required to verify the payment of or that other satisfactory arrangements have been made with respect to, Secured Hedge Obligations arising under Secured Hedge Agreements in the case of the termination of this Agreement.

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12.14        No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrowers (other than in respect of the consent set forth in clause (b) of Section 12.8.1) or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

SECTION 13.    BENEFIT OF AGREEMENT; ASSIGNMENTS

13.1           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents without the consent of the Required Lenders; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2           Participations.

13.2.1      Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.7 or Section 5.1 unless Borrowers agree otherwise in writing; provided that any such Participant entitled to the benefits of Section 3.7 or Section 5.1 shall not be entitled to receive any greater payment under Section 3.7 or Section 5.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

13.2.2      Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Facility I Revolver Termination Date or the Facility I Maturity Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor (except: (i) in a Transfer not prohibited by Section 10.2.6 of such Borrower or Guarantor or (ii) as expressly permitted under the terms of this Agreement) or substantially all Collateral.

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13.2.3      Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and the principal amounts (and stated interest) of each Participant’s interest in Commitments and Loans (the “Participant Register”). Entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in the Participant Register except to the extent necessary to establish that a Participant’s interest is in registered form for U.S. federal income tax purposes under the Code and applicable U.S. Treasury Regulations.

13.2.4      Benefit of Setoff. Each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3           Assignments.

13.3.1      Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $500,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver an Assignment to Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

13.3.2      Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit C and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.2 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3      Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents. Any assignment by a Defaulting Lender must be accompanied by satisfaction of its outstanding obligations under the Loan Documents in a manner satisfactory to Agent, including payment by the Defaulting Lender or Eligible Assignee of an amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent in its discretion) to satisfy all funding and payment liabilities of the Defaulting Lender. If any assignment by a Defaulting Lender (by operation of law or otherwise) does not comply with the foregoing, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

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13.3.4      Register. Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain at one of its offices in the United States (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof (the “Register”). Entries in the Register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in the Register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

13.4           Replacement of Certain Lenders. If a Lender (a) within the last 60 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 60 days requested payment or compensation under Section 3.7 or 5.1 (and has not designated a different Lending Office pursuant to Section 3.7), then Agent or Borrower Agent may, upon 10 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

SECTION 14.    MISCELLANEOUS

14.1           Consents, Amendments and Waivers.

14.1.1      Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that:

(a)                without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)                [Reserved];

(c)                without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Facility I Revolver Termination Date or the Facility I Maturity Date; (iv) with respect to Lenders with Facility I Revolver Exposure, release all or substantially all of the Facility I Loan Collateral, except as permitted in clause (d) below; (v) amend the definition of Pro Rata Facility I Revolver; or (vi) amend this clause (c);

(d)                without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall be effective that would (i) reduce the rate of interest on any Loan other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 3.1.1(b) or any fee payable hereunder (ii) alter Sections 2.6.2, 12.5 or 14.1.1; (iii) release all or substantially all Collateral; (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby or in connection with a replacement or partial release of Leasing Real Property Collateral permitted under Sections 8.7 and 8.9, release any Obligor from liability for any Obligations, (v) contractually subordinate any of Agent’s Liens, or (vi) amend the definitions of Pro Rata, Required Lenders or Supermajority Lenders; and

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(e)                without the prior written consent of Supermajority Lenders, no modification shall be effective that would (i) amend the definition of Facility I Revolver Borrowing Base (or any defined term used in such definition) to the extent the effect of such amendment would be to increase Facility I Revolver Availability; or (ii) increase any advance rate.

14.1.2      Limitations. The agreement of Borrowers shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders and/or Agent as among themselves. Only the consent of the parties to any agreement relating to fees shall be required for modification of such agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3      Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2           Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of any Indemnitee.

14.3           Notices and Communications.

14.3.1      Notice Address. Subject to Section 14.3.2, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after mailing by certified or registered mail, addressed to the applicable address; (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged; or (d) if given by e-mail, when addressed to the party to be so notified at the applicable address and upon acknowledgement of receipt by its recipient (including by so-called “read receipt”). Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2      Communications. Electronic and telephonic communications (including e-mail, messaging, voice mail and websites) may be used only in a manner acceptable to Agent, provided that when using email, such email communication must be acknowledged by the recipient or the sender must have received electronic evidence that the subject email was read for the same to be considered effective. Secured Parties make no assurance as to the privacy or security of electronic or telephonic communications. Voice mail shall not be effective notices under the Loan Documents.

14.3.3      Platform. Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrower Agent shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Borrowers, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system, except to the extent arising out of the gross negligence or willful misconduct of an Agent Indemnitee.

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14.3.4      Public Information. Obligors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Obligors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to an Obligor’s securities.

14.3.5      [Reserved].

14.4           Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and reasonable and documented out-of-pocket expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, within 5 Business Days of demand thereof, with interest from such due date until paid in full, at the Default Rate applicable to Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5           [Reserved].

14.6           Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7           Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8           Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Any signature, contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by Agent, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.

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14.9           Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

14.10        Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

14.11        No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

14.12        Confidentiality. Each of Agent, Lenders shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender or any of its Affiliates on a nonconfidential basis from a source other than Borrowers; (h) on a confidential basis to a provider of a Platform; or (i) with the consent of Borrower Agent. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use Borrowers’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means material, non-public information regarding the Obligors, their operations, assets, and existing and contemplated business plans. A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Agent and Lenders acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.

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14.13        GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

14.14        Consent to Forum; Bail-In of EEA Financial Institutions.

14.14.1  Forum. EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN CALIFORNIA OR THE UNITED STATES DISTRICT COURT OF THE LOS ANGELES DISTRICT OF CALIFORNIA, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

14.14.2  Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.14.3  Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that any liability arising under a Loan Document of any Secured Party that is an EEA Financial Institution, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority, and agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising under any Loan Documents which may be payable to it by any Secured Party that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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14.14.4  Judicial Reference. If the waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, who shall be a retired state or federal court judge, mutually selected by the parties or, if they cannot agree, then any party may seek to have a private judge appointed in accordance with California Code of Civil Procedure §§ 638 and 640 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts). The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

The parties agree that time is of the essence in conducting the referenced proceedings. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of the dispute or controversy in accordance with the terms hereof. The costs shall be borne equally by the parties.

14.15        Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waive) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

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14.16        Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding any personal guarantor and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law. For legal entity borrowers, Lender or Agent will require the legal entity to provide identifying information about each beneficial owner and/or individuals who have significant responsibility to control, manage or direct the legal entity.

14.17        NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

14.18        RIDER. The Rider attached hereto is incorporated herein by this reference.

[Remainder of page intentionally left blank; signatures begin on following page]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWER:

IIP Operating Partnership, LP,
a Delaware limited partnership

By: Innovative Industrial Properties, Inc.,
Its General Partner

By: /s/ David Smith
Name: David Smith
Title: Chief Financial Officer and Treasurer

Address:

IIP Operating Partnership, LP
11440 West Bernardo Court, Suite 100
San Diego, CA 92127
Attention: David Smith
Email: david.smith@iipreit.com

With a copy to:
Morrison & Foerster LLP
707 Wiltshire Boulevard, Suite 6000
Los Angeles, CA 90017
Attention: Thomas R. Fileti, Esq.
Email: TFileti@mofo.com

Loan Agreement

AGENT AND LENDERS:

EAST WEST BANK,
as Agent and Lender

By: /s/ Martin Kriegler
Name: Martin Kriegler
Title: Senior Vice President

Address:

2350 Mission College Blvd., Ste 988
Santa Clara, CA 95054
Attention: Martin Kriegler
Email: Martin.Kriegler@EastWestBank.com

With a copy to:
Buchalter, a Professional Corporation
1000 Wilshire Boulevard, Suite 1500
Los Angeles, CA 90017-1730
Attention: Ariel Berrios, Esq.
Email: aberrios@buchalter.com

Loan Agreement

EXHIBIT A

to

Loan Agreement

ASSIGNMENT AND ACCEPTANCE

[INTENTIONALLY OMITTED]

Exhibit A
Assignment and Acceptance

EXHIBIT B

Notice of Borrowing

Draw Request

[INTENTIONALLY OMITTED]

Exhibit B
Notice of Borrowing

EXHIBIT C

to

Loan Agreement

ASSIGNMENT NOTICE

[INTENTIONALLY OMITTED]

Exhibit C
Assignment Notice

EXHIBIT D

to

Loan Agreement

[Reserved]

Exhibit D

EXHIBIT E-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

[INTENTIONALLY OMITTED]

Exhibit E-1

EXHIBIT E-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

[INTENTIONALLY OMITTED]

Exhibit E-2

EXHIBIT E-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

[INTENTIONALLY OMITTED]

Exhibit E-3

EXHIBIT E-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

[INTENTIONALLY OMITTED]

Exhibit E-4

SCHEDULE 1.1

to

Loan Agreement

COMMITMENTS OF LENDERS

[INTENTIONALLY OMITTED]

Schedule 1.1 to Loan Agreement

SCHEDULE 9.1.16
to
Loan Agreement

LITIGATION

[INTENTIONALLY OMITTED]

Schedule 9.1.16
Litigation

SCHEDULE 9.1.24
to
Loan Agreement

SUBSIDIARY GUARANTORS

[INTENTIONALLY OMITTED]

Schedule 9.1.24
Subsidiary Guarantors

Schedule 9.1.32

to
Loan Agreement

OWNERSHIP AND CONTROL OF BORROWERS

[INTENTIONALLY OMITTED]

Schedule 9.1.32
Ownership and Control of Borrowers

SCHEDULE 10.2.17
to
Loan Agreement

EXISTING AFFILIATE TRANSACTIONS

[INTENTIONALLY OMITTED]

Schedule 10.2.17
Existing Affiliate Transactions

RIDER

[INTENTIONALLY OMITTED]

Rider

Execution Version

AMENDMENT NUMBER ONE TO LOAN AGREEMENT

This AMENDMENT NUMBER ONE TO LOAN AGREEMENT, (this “Amendment”), dated as of February 23, 2024 (“First Amendment Effective Date”), is entered into by and among IIP Operating Partnership, LP, a Delaware limited partnership (the “Company” and together with any other Person that joins the Loan Agreement (as defined below) as a Borrower in accordance with the terms hereof, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the financial institutions party to the Loan Agreement (as defined below) from time to time as Lenders, and EAST WEST BANK (“EWB”), as agent for the Lenders (in such capacity, “Agent”).Capitalized terms not otherwise defined herein are defined in the Loan Agreement (as defined below).

RECITALS

A.     The Company, Agent, and Lenders are parties to that certain Loan Agreement, dated as of October 23, 2023 (as amended, restated, amended and restated, supplemented, extended, or otherwise modified in writing from time to time, the “Loan Agreement”).

B.     Agent has agreed to increase the Facility I Revolver Commitments by Fifteen Million Dollars ($15,000,000.00) (the “First Commitment Increase”), in accordance with the terms of this Amendment.

C.     Concurrently herewith, the Note is being amended and restated to reflect such First Commitment Increase to the Facility I Revolver Commitments, as evidenced by that certain Amended and Restated Facility I Note, dated as of even date herewith, executed by Borrowers (“Amended and Restated Note”).

D.     Borrowers and Lenders desire to amend and supplement the Loan Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I.     AMENDMENTS TO THE LOAN AGREEMENT.

A.     Section 2.1.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

2.1.7 Increase in Revolver Commitments. Borrowers may request an increase in Facility I Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing Facility I Revolver Commitments, (b) total increases under this Section 2.1.7 do not exceed $105,000,000 after taking into account the increase of the Facility I Revolver Commitments by $15,000,000 on February 23, 2024 (“First Amendment Effective Date”) pursuant to the terms of that certain Amendment Number one to Loan Agreement, dated as of the First Amendment Effective Date, by and among Agent, Lenders and Borrowers, and (c) [reserved]. Agent shall promptly notify Lenders of the requested increase and, within ten (10) Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Facility I Revolver Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Facility I Revolver Commitments and become Lenders hereunder. Agent may allocate, in its discretion, the increased Facility I Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. Each of the following shall be conditions precedent to any increase of the Facility I Revolver Commitment: (a) each of the conditions precedent set forth in Section 6.3 are satisfied, (b) Agent has obtained the commitment of one or more Lenders and/or Eligible Assignees reasonably satisfactory to Agent to provide the applicable increase, (c) Agent, Obligors, and new and existing Lenders shall execute and deliver such documents and agreements as Agent reasonably deems appropriate to evidence the increase in and allocations of Facility I Revolver Commitments, and (d) the Obligors shall execute and deliver such documents and agreements as may be reasonably required by any new Lender in its Permitted Discretion. Subject to the satisfaction of the foregoing conditions precedent, the total Facility I Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than forty-five (45) days following Borrowers’ increase request; provided that Borrower Agent shall have the right to withdraw the request at any time prior to the closing of the increase (in which event no loan fee will be due). On the effective date of an increase, the Facility I Revolver Usage and other exposures under the Facility I Revolver Commitments shall be reallocated among Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of such commitments.

B.     Schedule 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the schedule attached hereto as Schedule 1.1.

II.     COVENANTS TO EFFECTIVENESS.

The effectiveness of this Amendment set forth herein is subject to the satisfaction of the following conditions precedent:

A.     Amendment and Note. Agent shall have received fully executed copies of this Amendment and Amended and Restated Note.

B.     Incremental Increase Fee. In accordance with that certain fee letter from the Company to Agent dated October 23, 2023 by and between Agent and Borrowers (the “Fee Letter”), Agent, for the ratable account of the Lenders increasing their Facility I Revolver Commitments, shall receive a one-time upfront fee equal to $112,500, which shall be fully earned and due and payable on the First Amendment Effective Date.

III.      MISCELLANEOUS.

A.     Representations and Warranties. Each Borrower hereby affirms to Agent and Lenders that all of such Borrower’s representations and warranties set forth in the Loan Agreement are true, complete and accurate in all respects as of the date hereof.

B.     Reference to Loan Agreement. The Loan Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

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C.     Loan Agreement Remains in Effect. The Loan Agreement and the Loan Documents, as amended hereby, remain in full force and effect and each Borrower ratifies and confirms its agreements and covenants contained therein. Each Borrower hereby confirms that no Event of Default or Default exists.

D.     Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.     Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

F.     NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG AGENT, LENDERS, AND OBLIGORS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG AGENT, LENDERS, AND OBLIGORS.

G.     COUNTERPARTS; EXECUTION, CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING EXECUTION, CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTIONS 14.8, 14.13, 14.14, AND 14.15 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Remainder of this page intentionally left blank. Signature pages follow.]

SCHEDULE 1.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by its authorized officers as of the day and year first above written.

AGENT AND LENDERS:

EAST WEST BANK

By:	/s/ Martin Kriegler
Name: Martin Kriegler
Title: Senior Vice President

Amendment Number One to Loan Agreement

BORROWER:

IIP Operating Partnership, LP,
a Delaware limited partnership

By:	Innovative Industrial Properties, Inc.,
Its General Partner

	By:	/s/ David Smith
Name: David Smith
Title: Chief Financial Officer and Treasurer

Amendment Number One to Loan Agreement

SCHEDULE 1.1

to

Loan Agreement

COMMITMENTS OF LENDERS

[INTENTIONALLY OMITTED]

Schedule 1.1 to Amendment Number One to Loan Agreement

AMENDMENT NUMBER TWO

TO LOAN AGREEMENT

This AMENDMENT NUMBER TWO TO LOAN AGREEMENT, (this “Amendment”), dated as of May 23, 2024 (“Second Amendment Effective Date”), is entered into by and among IIP Operating Partnership, LP, a Delaware limited partnership (the “Company” and together with any other Person that joins the Loan Agreement (as defined below) as a Borrower in accordance with the terms hereof, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the financial institutions party to the Loan Agreement (as defined below) from time to time as Lenders, and EAST WEST BANK (“EWB”), as agent for the Lenders (in such capacity, “Agent”). Capitalized terms not otherwise defined herein are defined in the Loan Agreement (as defined below).

RECITALS

A.    The Company, Agent, and Lenders are parties to that certain Loan Agreement, dated as of

October 23, 2023 (as amended, restated, amended and restated, supplemented, extended, or otherwise modified in writing from time to time, the “Loan Agreement”).

B.    (i) Hanover Community Bank (“Hanover”) is being assigned a portion of EWB’s Facility I Revolver Commitment, in the amount of $5,000,000, pursuant to that certain Assignment and Acceptance between Borrowers, Agent and Hanover dated as of the Second Amendment Effective Date (“Assignment”), and (ii) the Company has executed a Facility I Note in the principal amount of $5,000,000 in favor of Hanover (the “Hanover Note”).

C.    Immediately after giving effect to such Assignment, the Facility I Revolver Commitments shall be increased by Five Million Dollars ($5,000,000) (the “Second Commitment Increase”) in accordance with and subject to the terms of this Amendment and the aggregate amount of all Facility I Revolver Commitments shall be equal to Fifty Million Dollars ($50,000,000).

D.    In accordance with Section 13.3 of the Loan Agreement, Hanover shall be deemed a Lender under the Loan Agreement pursuant to such Assignment and as reflected in the Hanover Note.

E.    Borrowers and Lenders desire to amend and supplement the Loan Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I.    AMENDMENTS TO THE LOAN AGREEMENT.

A.    Section 2.1.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

2.1.7     Increase in Revolver Commitments. Borrowers may request an increase in Facility I Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing Facility I Revolver Commitments, (b) total increases under this Section 2.1.7 do not exceed $100,000,000 after taking into account the increases of the Facility I Revolver Commitments (i) by $15,000,000 on February 23, 2024 (“First Amendment Effective Date”) pursuant to the terms of that certain Amendment Number One to Loan Agreement, dated as of the First Amendment Effective Date, by and among Agent, Lenders and Borrowers and (ii) by $5,000,000 on May 23, 2024 (the “Second Amendment Effective Date”) pursuant to the terms of that certain Amendment Number Two to Loan Agreement, dated as of the Second Amendment Effective Date, by and among Agent, Lenders and Borrowers, and (c) [reserved]. Agent shall promptly notify Lenders of the requested increase and, within ten (10) Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Facility I Revolver Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Facility I Revolver Commitments and become Lenders hereunder. Agent may allocate, in its discretion, the increased Facility I Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. Each of the following shall be conditions precedent to any increase of the Facility I Revolver Commitment: (a) each of the conditions precedent set forth in Section 6.3 are satisfied, (b) Agent has obtained the commitment of one or more Lenders and/or Eligible Assignees reasonably satisfactory to Agent to provide the applicable increase, (c) Agent, Obligors, and new and existing Lenders shall execute and deliver such documents and agreements as Agent reasonably deems appropriate to evidence the increase in and allocations of Facility I Revolver Commitments, and (d) the Obligors shall execute and deliver such documents and agreements as may be reasonably required by any new Lender in its Permitted Discretion. Subject to the satisfaction of the foregoing conditions precedent, the total Facility I Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than forty-five (45) days following Borrowers’ increase request; provided that Borrower Agent shall have the right to withdraw the request at any time prior to the closing of the increase (in which event no loan fee will be due). On the effective date of an increase, the Facility I Revolver Usage and other exposures under the Facility I Revolver Commitments shall be reallocated among Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of such commitments.

B.     Schedule 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the schedule attached hereto as Schedule 1.1.

II.     COVENANTS TO EFFECTIVENESS. The effectiveness of this Amendment set forth herein is subject to the satisfaction of the following conditions precedent:

A.     Amendment and Note. Agent shall have received fully executed copies of this Amendment and that certain Facility I Note, dated as of even date herewith, made by Borrowers in favor of Hanover.

B.     Assignments and Assumptions. (i) Agent shall have received a fully executed copy of that certain Assignment and Assumption Agreement, dated as of the date hereof, by and between EWB, as assignor, and Hanover, as assignee, (ii) Agent shall have received a fully executed copy of that certain Assignment Notice, dated as of the date hereof, by and between EWB, as assignor and Hanover, as assignee and (iii) Agent shall be satisfied that the execution and delivery of the agreements and notices set forth in this clause (C) by the Assignees shall have been duly authorized or ratified by all necessary corporate action.

C.     Reaffirmation of Guaranty. Agent shall have received a fully executed copy of that certain reaffirmation of guaranty, dated as of the date hereof, executed by the Guarantors.

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D.     Processing Fee. Agent shall have received a processing fee in an amount equal to $3,500, which fee is fully earned and non-refundable, and which may be debited from any of Borrower’s account.

III.     MISCELLANEOUS.

A.     Representations and Warranties. Each Borrower hereby affirms to Agent and Lenders that all of such Borrower’s representations and warranties set forth in the Loan Agreement are true, complete and accurate in all respects as of the date hereof.

B.     Reference to Loan Agreement. The Loan Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

C.     Loan Agreement Remains in Effect. The Loan Agreement and the Loan Documents, as amended hereby, remain in full force and effect and each Borrower ratifies and confirms its agreements and covenants contained therein. Each Borrower hereby confirms that no Event of Default or Default exists.

D.     Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

F.     NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG AGENT, LENDERS, AND OBLIGORS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG AGENT, LENDERS, AND OBLIGORS.

G. COUNTERPARTS; EXECUTION, CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING EXECUTION, CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTIONS 14.8, 14.13, 14.14, AND 14.15 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Remainder of this page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by its authorized officers as of the day and year first above written.

AGENT AND LENDERS:

East West Bank, As Agent and a Lender

By:	/s/ Martin Kriegler
Name: Martin Kriegler
Title: Senior Vice President

Amendment Number Two to Loan Agreement

Hanover Community Bank, as a Lender

By:	/s/ Peter Su
Name:	Peter Su
Title:	VP

Amendment Number Two to Loan Agreement

BORROWER:

IIP Operating Partnership, LP,
a Delaware limited partnership

By:	Innovative Industrial Properties, Inc.,
Its General Partner

	By:	/s/ David Smith
Name: David Smith
Title: Chief Financial Officer and Treasurer

Amendment Number Two to Loan Agreement

SCHEDULE 1.1

to

Loan Agreement

COMMITMENTS OF LENDERS

[INTENTIONALLY OMITTED]

Schedule 1.1 to Amendment Number Two to Loan Agreement

 AMENDMENT NUMBER THREE
TO LOAN AGREEMENT

This AMENDMENT NUMBER THREE TO LOAN AGREEMENT, (this “Amendment”), dated as of November 4, 2024 (“Third Amendment Effective Date”), is entered into by and among IIP Operating Partnership, LP, a Delaware limited partnership (the “Company” and together with any other Person that joins the Loan Agreement (as defined below) as a Borrower in accordance with the terms hereof, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the financial institutions party to the Loan Agreement (as defined below) from time to time as Lenders, and EAST WEST BANK (“EWB”), as agent for the Lenders (in such capacity, “Agent”). Capitalized terms not otherwise defined herein are defined in the Loan Agreement (as defined below).

RECITALS

A.     The Company, Agent, and Lenders are parties to that certain Loan Agreement, dated as of October 23, 2023 (as amended, restated, amended and restated, supplemented, extended, or otherwise modified in writing from time to time, the “Loan Agreement”).

B.     On the Third Amendment Effective Date, the Facility I Revolver Commitments will be increased by Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000) (the “Third Commitment Increase”) pursuant to the terms of Section 2.1.7 of the Loan Agreement and in accordance with and subject to the terms of this Amendment and the aggregate amount of all Facility I Revolver Commitments shall be equal to Eighty Seven Million Dollars ($87,500,000).

C.     First Fidelity Bank (“First Fidelity”) is joining the Loan Documents as a Lender by acquiring a Facility I Revolver Commitment of $7,500,000 of the Third Commitment Increase, and the Company has executed a Facility I Note in the principal amount of $7,500,000 in favor of First Fidelity (the ”First Fidelity Note”).

D.     Banc of California (“BOC”) is joining the Loan Documents as a Lender acquiring a Facility I Revolver Commitment of $30,000,000 of the Third Commitment Increase, and the Company has executed a Facility I Note in the principal amount of $30,000,000 in favor of BOC (the “BOC Note”).

E.     On the Third Amendment Effective Date, each of First Fidelity and BOC shall become Lenders under the Loan Documents.

F.     Borrowers and Lenders desire to amend and supplement the Loan Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I.     AMENDMENTS TO THE LOAN AGREEMENT.

A.     Section 2.1.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

2.1.7 Increase in Revolver Commitments. Borrowers may request an increase in Facility I Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing Facility I Revolver Commitments, (b) total increases under this Section 2.1.7 do not exceed $62,500,000 after taking into account the increases of the Facility I Revolver Commitments (i) by $15,000,000 on February 23, 2024 (“First Amendment Effective Date”) pursuant to the terms of that certain Amendment Number One to Loan Agreement, dated as of the First Amendment Effective Date, by and among Agent, Lenders and Borrowers and (ii) by $5,000,000 on May 23, 2024 (the “Second Amendment Effective Date”) pursuant to the terms of that certain Amendment Number Two to Loan Agreement, dated as of the Second Amendment Effective Date, by and among Agent, Lenders and Borrowers, and (iii) by $37,500,000 on the Third Amendment Effective Date pursuant to the terms of that certain Amendment Number Three to Loan Agreement, dated as of the Third Amendment Effective Date, by and among Agent, Lenders and Borrowers and (c) [reserved]. Agent shall promptly notify Lenders in writing of the requested increase and, within ten (10) Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Facility I Revolver Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Facility I Revolver Commitments and become Lenders hereunder. Agent may allocate, in its discretion, the increased Facility I Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. Each of the following shall be conditions precedent to any increase of the Facility I Revolver Commitment: (a) each of the conditions precedent set forth in Section 6.3 are satisfied, (b) Agent has obtained the commitment of one or more Lenders and/or Eligible Assignees reasonably satisfactory to Agent to provide the applicable increase, (c) Agent, Obligors, and new and existing Lenders shall execute and deliver such documents and agreements as Agent reasonably deems appropriate to evidence the increase in and allocations of Facility I Revolver Commitments, and (d) the Obligors shall execute and deliver such documents and agreements as may be reasonably required by any new Lender in its Permitted Discretion. Subject to the satisfaction of the foregoing conditions precedent, the total Facility I Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than forty-five (45) days following Borrowers’ increase request; provided that Borrower Agent shall have the right to withdraw the request at any time prior to the closing of the increase (in which event no loan fee will be due). On the effective date of an increase, the Facility I Revolver Usage and other exposures under the Facility I Revolver Commitments shall be reallocated among Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of such commitments.

B.     Schedule 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the schedule attached hereto as Schedule 1.1.

II.     JOINDER OF FIRST FIDELITY AND BOC AS LENDERS.

A.     First Fidelity hereby purchases and assumes the amount of $7,500,000 of the Third Commitment Increase (which on the effective date of such assignment will represent the percentage of the total Facility I Revolver Commitments set forth in Schedule 1.1 in the row captioned “First Fidelity Bank”) (the “FF Assigned Interest”), together with an interest in the Loan Documents corresponding to the FF Assigned Interest. From and after the Third Amendment Effective Date, First Fidelity hereby expressly assumes, and undertakes to perform, all of the obligations in respect of the FF Assigned Interest. Effective on the Third Amendment Effective Date, First Fidelity shall become a Lender under the Loan Documents.

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B.     BOC hereby purchases and assumes the amount of $30,000,000 of the Third Commitment Increase (which on the effective date of such assignment will represent the percentage of the total Facility I Revolver Commitments set forth in Schedule 1.1 in the row captioned “Banc of California”) (the “BOC Assigned Interest”), together with an interest in the Loan Documents corresponding to the BOC Assigned Interest. From and after the Third Amendment Effective Date, BOC hereby expressly assumes, and undertakes to perform, all of the obligations in respect of the BOC Assigned Interest. Effective on the Third Amendment Effective Date, BOC shall become a Lender under the Loan Documents.

C.     Neither Agent nor any Lender (a) makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that FF Assigned Interest and the BOC Assigned Interest is free and clear of any adverse claim as of the Third Amendment Effective Date and (b) makes any representation or warranty or assumes any responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents.

D.     Each of First Fidelity and BOC (a) represents and warrants that it is legally authorized to enter into the Loan Agreement and any other Loan Document to which each Lender is a party; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter become a Lender; (c) agrees that it shall, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents.

III. COVENANTS TO EFFECTIVENESS.

The effectiveness of this Amendment set forth herein is subject to the satisfaction of the following conditions precedent:

A.     Amendment and Note. Agent shall have received fully executed copies of this Amendment and (i) the First Fidelity Note and (ii) the BOC Note.

B.     Reaffirmation of Guaranty. Agent shall have received a fully executed copy of that certain reaffirmation of guaranty, dated as of the date hereof, executed by the Guarantors.

C.     Processing Fee. Agent shall have received a processing fee in an amount equal to $7,000 ($3,500 for each assignment), which fee is fully earned and non-refundable, and which may be debited from any of Borrower’s accounts.

IV.     MISCELLANEOUS.

A.     Representations and Warranties. Each Borrower hereby affirms to Agent and Lenders that all of such Borrower’s representations and warranties set forth in the Loan Agreement are true, complete and accurate in all respects as of the date hereof.

B.     Reference to Loan Agreement. The Loan Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

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C.     Loan Agreement Remains in Effect. The Loan Agreement and the Loan Documents, as amended hereby, remain in full force and effect and each Borrower ratifies and confirms its agreements and covenants contained therein. Each Borrower hereby confirms that no Event of Default or Default exists.

D.     Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.     Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

F.     NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG AGENT, LENDERS, AND OBLIGORS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG AGENT, LENDERS, AND OBLIGORS.

G. COUNTERPARTS; EXECUTION, CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING EXECUTION, CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTIONS 14.8, 14.13, 14.14, AND 14.15 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Remainder of this page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by its authorized officers as of the day and year first above written.

AGENT AND LENDERS:

East West Bank, As Agent and a Lender

By:	/s/ Sharon Shi
Name: Sharon Shi
Title: Vice President

Amendment Number Three to Loan Agreement

Hanover Community Bank, as a Lender

By:	/s/ Peter Su
Name:	Peter Su
Title:	Director of Specialty Banking

Amendment Number Three to Loan Agreement

First Fidelity Bank, as a Lender

By:	/s/ James W. Finch
Name:	James W. Finch
Title:	Executive Vice President

Amendment Number Three to Loan Agreement

Banc of California, as a Lender

By:	/s/ Aaron Houpis
Name:	Aaron Houpis
Title:	EVP

Amendment Number Three to Loan Agreement

BORROWER:

IIP Operating Partnership, LP,
a Delaware limited partnership

By:	Innovative Industrial Properties, Inc.,
Its General Partner

	By:	/s/ David Smith
Name: David Smith
Title: Chief Financial Officer and Treasurer

Amendment Number Three to Loan Agreement

SCHEDULE 1.1

to

Loan Agreement

COMMITMENTS OF LENDERS

[INTENTIONALLY OMITTED]

Schedule 1.1 to Amendment Number Three to Loan Agreement

AMENDMENT NUMBER FOUR

TO LOAN AGREEMENT

This AMENDMENT NUMBER FOUR TO LOAN AGREEMENT, (this “Amendment”), dated as of April 8, 2025 (“Fourth Amendment Effective Date”), is entered into by and among IIP Operating Partnership, LP, a Delaware limited partnership (the “Company” and together with any other Person that joins the Loan Agreement (as defined below) as a Borrower in accordance with the terms hereof, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers"), the financial institutions party to the Loan Agreement (as defined below) from time to time as Lenders, and EAST WEST BANK ("EWB"), as agent for the Lenders (in such capacity, "Agent"). Capitalized terms not otherwise defined herein are defined in the Loan Agreement (as defined below).

RECITALS

A.            The Company, Agent, and Lenders are parties to that certain Loan Agreement, dated as of October 23, 2023 (as amended, restated, amended and restated, supplemented, extended, or otherwise modified in writing from time to time, the “Loan Agreement”).

B.	The Company has requested (1) that IIP-IL 5 LLC, a Delaware limited liability company (“IIP-IL 5”), be joined as a Subsidiary Guarantor to the Loan Documents, and (2) that certain Leasing Real Property located at 110 E 4th Street, Oglesby, Illinois 61348 (the “IIP-IL 5 Property”) be included as Eligible Leasing Real Property in the calculation of the Facility I Borrowing Base.

C.	Borrowers and Lenders desire to amend and supplement the Loan Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I.	AMENDMENTS TO THE LOAN AGREEMENT.

A. Schedule 9.1.16 and Schedule 9.1.24 of the Loan Agreement are hereby deleted in their entirety and replaced with the Schedule 9.1.16 and Schedule 9.1.24 attached hereto.

II.	CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment set forth herein is subject to the satisfaction of the following conditions precedent:

A.	Agent shall have received fully executed copies of the following documents:

1.            This Amendment;

2.            That certain Reaffirmation of Guaranty, dated as of the date hereof, executed by the Guarantors;

3.            That certain Guaranty Supplement, dated as of the date hereof, by IIP-IL 5 in favor of EWB, in its capacity as Agent;

4.            That certain Security Agreement Supplement, dated as of the date hereof, by IIP-IL 5 in favor of EWB, in its capacity as Agent;

5.            That certain Deposit Account Control Agreement (Contingent on Notice), dated as of the date hereof, by and among IIP-IL 5, as a guarantor, EWB, in its capacity as Agent, and EWB, as Deposit Holder;

6.            A certificate of a duly authorized officer of IIP-IL 5, certifying (i) that attached copies of IIP-IL 5’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents to which IIP-IL 5 is a party is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents to which IIP-IL 5 is a party;

7.            That certain Mortgage, dated as of the date hereof, executed by IIP-IL 5 in favor of EWB to establish a Lien on the IIP-IL 5 Property; and

8.            That certain Environmental Indemnification and Release Agreement, dated as of the date hereof, executed by Borrower and IIP-IL 5 in favor of EWB, in its capacity as Agent.

III.	MISCELLANEOUS.

A.            Representations and Warranties. Except as set forth in Schedule 9.1.16 and Schedule 9.1.24 attached hereto, each Borrower hereby affirms to Agent and Lenders that all of such Borrower’s representations and warranties set forth in the Loan Agreement are true, complete and accurate in all respects as of the date hereof.

B.            Reference to Loan Agreement. The Loan Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

C.            Loan Agreement Remains in Effect. The Loan Agreement and the Loan Documents, as amended hereby, remain in full force and effect and each Borrower ratifies and confirms its agreements and covenants contained therein. Each Borrower hereby confirms that no Event of Default or Default exists.

D.            Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.            Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

F.            NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG AGENT, LENDERS, AND OBLIGORS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG AGENT, LENDERS, AND OBLIGORS.

G.           COUNTERPARTS; EXECUTION, CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING EXECUTION, CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTIONS 14.8, 14.13, 14.14, AND 14.15 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Remainder of this page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by its authorized officers as of the day and year first above written.

AGENT AND LENDERS:

East West Bank, As Agent and a Lender

By:	/s/ Sharon Shi
Name:	Sharon Shi
Title:	Vice President

Amendment Number Four to Loan Agreement

Hanover Community Bank, as a Lender

By:	/s/ Peter Su
Name:	Peter Su
Title:	Director of Specialty Banking

Amendment Number Four to Loan Agreement

First Fidelity Bank, as a Lender

By:	/s/ James W. Finch
Name:	James W. Finch
Title:	Executive Vice-President

Amendment Number Four to Loan Agreement

Banc of California, as a Lender

By:	/s/ Aaron Houpis
Name:	Aaron Houpis
Title:	EVP

Amendment Number Four to Loan Agreement

BORROWER:

IIP Operating Partnership, LP,
a Delaware limited partnership

By:	Innovative Industrial Properties, Inc.,
Its General Partner

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer

Amendment Number Four to Loan Agreement

SCHEDULE 9.1.16
to

Loan Agreement

LITIGATION

See Note 11 “Commitments and Contingencies – Litigation” to Parent’s condensed consolidated financial statements included in its Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2024 and incorporated herein by reference.

Schedule 9.1.16

Litigation

SCHEDULE 9.1.24
to

Loan Agreement

SUBSIDIARY GUARANTORS

[Intentionally Omitted]

Schedule 9.1.24

Subsidiary Guarantors